Exhibit 10.15

EXECUTION VERSION

FIRST AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT AMENDMENT NO. 1

This FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AMENDMENT NO. 1 (this “Amendment”), dated as of December 5, 2019, among Kelly Receivables Funding, LLC, as Seller, Kelly Services, Inc., as Servicer, PNC Bank, National Association (“PNC”), as a Related Committed Purchaser, as Purchaser Agent for the PNC Purchaser Group, as LC Bank and as an LC Participant, and PNC Bank, National Association, as Administrator for each Purchaser Group (in such capacity, the “Administrator”), to FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “Receivables Purchase Agreement”), dated as of December 5, 2016, among Seller, Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, LC Bank, LC Participant, and Administrator.

W I T N E S S E T H:

WHEREAS, the Seller desires to amend the Receivables Purchase Agreement to modify the terms thereof;

WHEREAS, the Purchaser Agents, Related Committed Purchasers, Conduit Purchaser, LC Bank, LC Participant, and Administrator agree to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein;

WHEREAS, the Seller has requested that the Administrator, Purchasers and Purchaser Agents consent to an extension of the Facility Termination Date and other amendments thereto; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties, the Seller, Servicer, New Purchasers, LC Bank, LC Participant, and Administrator hereto agree as follows:

Section 1.     Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Receivables Purchase Agreement.

Section 2.     Amendments to the Receivables Purchase Agreement. Upon satisfaction of the conditions precedent contained in Section 4 below, the Receivables Purchase Agreement shall be and hereby is amended (i) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto and (ii) to replace Schedules I and V in their respective entireties as set forth in Schedules I and V of Exhibit A attached hereto.

Section 3.     Representations of the Seller and Servicer. Each of Seller and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement and any other Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).

Section 4.     Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a)     Administrator shall have received a fully-executed counterpart of this Amendment;

(b)     Administrator shall have received a fully-executed First Amendment Fee Letter together with all fees due thereunder;

(c)     each representation and warranty of Seller and Servicer contained herein or in any other Transaction Document (after giving effect to this Amendment) shall be true and correct; and

(e)     no Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement, shall have occurred and be continuing.

Section 5.     Amendment. The Seller, Servicer, the Purchaser Agents, the Related Committed Purchasers, the Conduit Purchasers (if any), the LC Bank, the LC Participants, and the Administrator hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

Section 6.     Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7.     Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

Section 8.     Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, Purchaser Agents, Related Committed Purchasers, Conduit Purchaser, LC Bank, LC Participant, and Administrator and their respective successors and permitted assigns.

Section 9.     Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 10.     Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

Section 11.     Equalization of Outstanding Purchaser Interests and Commitments. In accordance with Section 1.22 of the Receivables Purchase Agreement, each of MUFG Bank, Ltd (f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch (“MUFG”), as a Related Committed Purchaser and Purchaser Agent for the MUFG Purchaser Group, and Gotham Funding Corporation (“Gotham”), as a Conduit Purchaser, has declined the Seller’s request to extend the Facility Termination Date prior to giving effect to this Amendment. Accordingly, upon the satisfaction of the conditions precedent set forth in Section 4 hereof, (i) the Commitment of MUFG, as Committed Purchaser under the Receivables Purchase Agreement, shall automatically be terminated and cease to have any further force or effect without further action by any Person, (ii) neither MUFG nor Gotham shall be a Purchaser under the Receivables Purchase Agreement and (iii) MUFG, as purchaser agent for the MUFG Purchaser Group, shall cease to be a Purchaser Agent under the Receivables Purchase Agreement. All Purchased Interests outstanding immediately prior to the date hereof shall remain outstanding and, in connection therewith, the Purchasers hereto each agree to make such purchases and sales of interests in the outstanding Purchased Interests among themselves so that each Purchaser Group is then holding its ratable share of the Aggregate Capital. Such purchases and sales shall be arranged through the Administrator and each Purchaser hereby agrees to execute such further instruments and documents, if any, as the Administrator may reasonably request in connection therewith.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

KELLY RECEIVABLES FUNDING, LLC,
as Seller

By:	/s/ Michael F. Orsini
Name:	Michael F. Orsini
Title:	Vice President, Tax and Treasurer

KELLY SERVICES, INC.,
as Servicer

By:	/s/ Michael F. Orsini
Name:	Michael F. Orsini
Title:	Vice President, Tax and Treasurer

[Signature Page to
Amended and Restated Receivables Purchase Agreement Amendment No. 1]

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for the PNC Bank Purchaser Group, as a Related Committed Purchaser, as the LC Bank and as an LC Participant

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

[Signature Page to
Amended and Restated Receivables Purchase Agreement Amendment No. 1]

Exhibit A to First Amended and Restated Receivables Purchase Agreement

Amendment No. 1

Attached.

Exhibit A to First Amended and Restated Receivables Purchase Agreement
Amendment No. 1

~~Execution Version~~

Incorporating Amendment No. 1 dated as of December 5, 2019

FIRST AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of December 5, 2016

among

KELLY RECEIVABLES FUNDING, LLC,
as Seller

KELLY SERVICES, INC.,
as Servicer

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS RELATED COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and LC Bank

~~4083850.08.02~~Exhibit A - Conformed First A&R Receivables Purchase Agreement 4845-9249-4250 v11.doc

3604006

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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EXHIBITS
Exhibit I	Definitions
Exhibit II	Conditions to Purchases
Exhibit III	Representations and Warranties
Exhibit IV	Covenants
Exhibit V	Termination Events
Exhibit VI	Closing Memorandum

SCHEDULES
Schedule I	Credit and Collection Policy
Schedule II	Lock-Box Banks and Lock-Box Accounts
Schedule III	[Reserved.]
Schedule IV	Actions and Proceedings
Schedule V	Fiscal Calendar

ANNEXES
Annex A	Form of Information Package
Annex B	Form of Purchase Notice
Annex C	Form of Assumption Agreement
Annex D	Form of Transfer Supplement
Annex E	Form of Paydown Notice
Annex F	Form of Letter of Credit Application

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This FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 5, 2016, among KELLY RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), KELLY SERVICES, INC., a Delaware corporation (together with its successors and permitted assigns, “Kelly”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various Conduit Purchasers from time to time party hereto, the various Related Committed Purchasers from time to time party hereto, the various Purchaser Agents from time to time party hereto, the various LC Participants from time to time party hereto and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

BACKGROUND

On the terms set forth herein, the parties hereto wish to amend and restate that certain Receivables Purchase Agreement dated as of the Initial Closing Date (as amended, supplemented or otherwise modified from time to time, the “Existing Receivables Purchase Agreement”), by and among the Seller, the Servicer, the various Conduit Purchasers from time to time party thereto, the various Related Committed Purchasers from time to time party thereto, the various Purchaser Agents from time to time party thereto, the various LC Participants from time to time party thereto and PNC, as Administrator and as the LC Bank. This Agreement supersedes the Existing Receivables Purchase Agreement insofar as it constitutes the entire agreement among the parties hereto concerning the subject matter of this Agreement, but does not constitute a novation of the Existing Receivables Purchase Agreement or any of the Seller’s obligations thereunder.

The Seller (i) desires to sell, transfer and assign an undivided variable percentage ownership interest in a pool of Receivables, and the Purchasers desire to acquire such undivided variable percentage ownership interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits, Schedules and Annexes hereto to the “Agreement” refer to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1     Purchases.

(a)     (i)  On the terms and subject to the conditions hereof~~, prior to the Non-Pro Rata Funding Termination Date, the Seller may, from time to time before the Facility Termination Date, (A)(I) first, request that PNC Purchaser Group’s Conduit Purchaser or, only if there is no Conduit Purchaser in such Purchaser Group or a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), request that its Related Committed Purchaser, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date until the Group Capital of the PNC Purchaser Group equals the Group Commitment of the PNC Purchaser Group and (II) second, if the Group Capital of the PNC Purchaser Group equals the Group Commitment of the PNC Purchaser Group, request that MUFG Purchaser Group’s Conduit Purchaser or, only if there is no Conduit Purchaser in such Purchaser Group or a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), request that its Related Committed Purchaser, make purchases of undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date (each such purchase or reinvestment described in clauses (A)(I) and (II) above is referred to herein as an “Ordinary Purchase”) and (B) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such issuance, together with each Ordinary Purchase, is referred to herein as a “Purchase”). For the avoidance of doubt and subject in all cases to Section 1.2(g), each Ordinary Purchase to be made hereunder on or after the date hereof and prior to the Non-Pro Rata Funding Termination Date shall be made and funded (x) entirely by the Purchasers in the PNC Purchaser Group, and not by the Purchasers in the MUFG Purchaser Group, until the Group Capital of the PNC Purchaser Group equals the Group Commitment of the PNC Purchaser Group and (y) with respect to any Ordinary Purchase or portion thereof to be made under this Agreement at any time when the Group Capital of the PNC Purchaser Group equals the Group Commitment of the PNC Purchaser Group, entirely by the Purchasers in the MUFG Purchaser Group, and not by the Purchasers in the PNC Purchaser Group. Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases of undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date in accordance with the foregoing and, on the terms of and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Adjusted Pro Rata Share of such draws) undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any Purchase (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (A) aggregate outstanding amount of the Capital funded by such Purchaser, when added to all other Capital funded by all other Purchasers in such Purchaser’s Purchaser Group would exceed (I) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (II) the related LC Participant’s Adjusted Pro Rata Share of the face amount of any outstanding Letters of Credit, (B) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit or (C) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Bank and the LC Participants.~~

~~(ii) On the terms and subject to the conditions hereof, at any time following the Non-Pro Rata Funding Termination Date~~, the Seller may, from time to time before the Facility Termination Date, (A) ratably (based on each Purchaser Group’s Ratable Share) request that each Purchaser Group’s Conduit Purchaser or, only if there is no Conduit Purchaser in such Purchaser Group or a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), ratably (based on each Purchaser Group’s Ratable Share) request that its Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date and (B) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases of undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws) undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any Purchase (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (A) aggregate outstanding amount of the Capital funded by such Purchaser, when added to all other Capital funded by all other Purchasers in such Purchaser’s Purchaser Group would exceed (I) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (II) the related LC Participant’s Pro Rata Share of the face amount of any outstanding Letters of Credit, (B) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit or (C) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Bank and the LC Participants.

(~~iii~~ii)     The Seller may, subject to the requirements and conditions herein, use the proceeds of any Purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.15.

~~(iv)     On the Non-Pro Rata Funding Termination Date, (A) the Purchasers shall make such purchases and sales of Purchased Interests among themselves as of such date so that, after giving effect to such purchases and sales of such Purchased Interests, each Purchaser is then holding its Ratable Share of Capital and (B) the LC Participation Amounts shall be adjusted hereunder so that, after giving effect to such adjustments, each LC Participant is then holding its Pro Rata Share.~~

(b)     In addition, in the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.15, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new Purchase from the Conduit Purchasers or Related Committed Purchasers, as applicable, on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed Purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed to the LC Bank and the applicable LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) in satisfaction of the Reimbursement Obligation pursuant to Section 1.15.

(c)     The Seller may, upon 30 days’ written notice to the Administrator, terminate the purchase facility in whole or reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, and in integral multiples of $1,000,000 in excess thereof and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000. Each reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective Commitments. The Administrator shall advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

(d)     The sum of the Adjusted LC Participation Amount and the Aggregate Capital shall not be less than the Minimum Usage Amount.

Section 1.2     Making Purchases. (a) Each Funded Purchase (but not reinvestment) of an undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any ~~day~~Business Day upon the Seller’s written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 ~~(~~which notice must be received by the Administrator and each Purchaser Agent before ~~2~~12:00 p.m., New York City time~~) at least two (2) Business Days before~~ on the requested Purchase Date, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents)) and shall be in integral multiples of $100,000 in excess thereof, with respect to each Purchaser Group, (B) the Purchase Date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital. Each Purchase Notice given by the Seller pursuant to this Section 1.2 shall be irrevocable and binding on the Seller.

(b)     On the date of each Funded Purchase (but not reinvestment, issuance of a Letter of Credit or a Funded Purchase pursuant to Section 1.2(e)) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at JPMorgan Chase Bank, N.A., account number XXXXXX~~XXXXXXXXX~~ (or such other account as may be so designated in writing by the Seller to the Administrator and each Purchaser Agent) an amount equal to the portion of Capital relating to the undivided percentage ownership interest with regard to the Purchased Interest then being funded by such Purchaser.

(c)     Effective on the date of each Funded Purchase or other Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the sum of the Capital plus the LC Participation Amount outstanding at such time for each such Purchaser) the Purchased Interest.

(d)     To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. For greater certainty, the Seller hereby confirms and agrees in favor of the Administrator, for the benefit of the Purchasers, that each grant of a security interest, representation, warranty, covenant, liability, indemnity or other obligation that is expressed in the Existing Receivables Purchase Agreement to be made or given by, or otherwise binding upon the Seller (including without limitation the grant of a security interest by the Seller pursuant to this Section 1.2(d)) is, and shall be deemed to be, a representation, warranty, covenant, liability, indemnity or obligation, as applicable, made or given by, and binding upon, the Seller. Without in any way limiting the terms hereof, the Seller confirms that the security interest in the Pool Assets provided for hereunder continues the security interest in the Pool Assets granted pursuant to the Existing Receivables Purchase Agreement.

(e)     Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.15 upon such draw or through the distribution of such LC Participant’s Adjusted Pro Rata Share of the amount on deposit in the LC Collateral Account, each LC Participant shall, automatically and without further action of any kind have irrevocably been deemed to have made a Funded Purchase hereunder in an amount equal to such LC Participant’s Adjusted Pro Rata Share of such unreimbursed draw. If the LC Bank pays a drawing under a Letter of Credit that is not reimbursed by the Seller on the applicable Drawing Date or through the distribution of the LC Bank’s Adjusted Pro Rata Share of the amount on deposit in the LC Collateral Account, the LC Bank shall be deemed to have made a Funded Purchase in an amount equal to its Adjusted Pro Rata Share of such unreimbursed draw. All such Funded Purchases shall accrue Discount from the date of such draw. In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the face amount of the Letter of Credit which is no longer outstanding.

(f)     The Seller may, with the written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or with the written consent of the Administrator and the applicable Purchaser Agent cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser. Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser Group, be executed by each Person in such new Purchaser Group).

(g)     Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make any Purchase hereunder or a payment in connection with drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a Purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, (i) the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing ratably (based on their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant)); and (ii) if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably (based on their relative Commitment Percentages) and applied in accordance with this paragraph (g). Notwithstanding anything in this paragraph (g) to the contrary, no Related Committed Purchaser or related LC Participant shall be required to make a Purchase or payment with respect to such drawing pursuant to this paragraph (g) for an amount which would cause the aggregate Capital of such Related Committed Purchaser or Adjusted Pro Rata Share of the face amount of any outstanding Letter of Credit of such related LC Participant (after giving effect to such Purchase or payment with respect to such drawing) to exceed its Commitment. For the avoidance of doubt, this Section 1.2(g) shall apply at all times prior to the Facility ~~Termination Date, including prior to the Non-Pro Rata Funding~~ Termination Date.

Section 1.3     Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 2.2) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired or otherwise been terminated and (c) all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4     Settlement Procedures.

(a)     The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b)         The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

(i)     set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day and not previously set aside, second, an amount equal to the Fees accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside,

(ii)     subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables and the Related Rights; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest it, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this clause (ii), shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers) on the next Settlement Date in accordance with Section 1.4(c); provided, further, that in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of its refusal, pursuant to Section 1.22, to extend its Commitment hereunder (an “Exiting Purchaser”), then, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

(iii)     if such day is a Termination Day (or a day on which the Commitment of an Exiting Purchaser terminates), set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of such Collections (or, in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the day on which the Commitment of such Exiting Purchaser terminates, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated); provided, further, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day on which the Commitment of such Exiting Purchaser terminates) and, thereafter, the conditions set forth in Section 3 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) above on the day of such subsequent satisfaction or waiver of conditions or revocation of Exiting Notice, as the case may be, and

(iv)     subject to Section 1.4(f), release to the Seller for its own account any Collections in excess of: (x) the amounts that are required to be set aside or reinvested pursuant to clauses (i), (ii) and (iii) above plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the LC Bank, the Administrator and any other Indemnified Party or Affected Person.

(c)     The Servicer shall, in accordance with the priorities set forth in Section 1.4(d) below, deposit into each applicable Purchaser Agent’s account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date (for any Portion of Capital), Collections held for each Purchaser pursuant to Sections 1.4(b)(i), (ii) and (iii) and Section 1.4(f); provided, that if Kelly or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Kelly (or such Affiliate) that such right is revoked, Kelly (or such Affiliate) may retain the portion of the Collections set aside pursuant to Section 1.4(b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee. On or prior to the last day of each Yield Period, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Yield Period or portion thereof.

(d)     The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

(i)     if such distribution occurs on a day that is not a Termination Day, that is not a day on which the Commitment of an Exiting Purchaser terminates and on which the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably (based on the Discount and Fees accrued during such Yield Period) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to each Portion of Capital maintained by the Purchasers within such Purchaser Agent’s Purchaser Group; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to Section 1.4(b)(i) and has not retained such amounts pursuant to Section 1.4(c), to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

(ii)     if such distribution occurs on a Termination Day, on a day on which the Commitment of an Exiting Purchaser terminates or on a day when the Purchased Interest exceeds 100%, first if Kelly or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second to each Purchaser Agent ratably (based on the Discount and Fees accrued during such Yield Period) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, third to each Purchaser Agent ratably (based on the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of (x) if such day is a Termination Day, each Purchaser’s Capital, (y) if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%~~; provided, that, prior to the Non-Pro Rata Funding Termination Date, so long as such day is not a Termination Day, any distribution to reduce the Purchased Interest pursuant to this clause (y) shall first be applied to the portion of the Purchased Interest relating to the MUFG Purchaser Group until the date on which no Capital in respect of such Purchased Interest shall be outstanding before reducing the Purchased Interest of the PNC Purchaser Group,~~ or (z) if such day is a day on which the Commitment of an Exiting Purchaser terminates, an amount equal to the Exiting Purchaser’s ratable share of the Collections set aside pursuant to Section 1.4(b)(iii) based on its Capital (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in the second and third clauses of this clause (ii) to the Purchasers within its Purchaser Group ratably (based on Discount and Fees and Capital, respectively), fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, (x) the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the LC Participation Amount and (y) if such day is a Termination Day of the type described in clause (b) of the definition thereof or if a Termination Event is continuing, an amount equal to the LC Fee Expectation at such time (or such portion thereof not currently on deposit in the LC Collateral Account), fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, the Fees have been paid in full and the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than Kelly or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably (based on the amounts payable to each) (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder and sixth, to the Servicer’s own account (if the Servicer is Kelly or an Affiliate thereof) in payment in full of the aggregate of the Purchaser’s Share of all accrued Servicing Fees.

After the Capital (on and after a day when the Purchased Interest exceeds 100% or any day on which the Commitment of an Exiting Purchaser terminates), Aggregate Discount, Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder have been paid in full, and (on and after a Termination Day) after Aggregate Capital and an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation has been deposited in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(e)          For the purposes of this Section 1.4:

(i)     if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall, subject to Section 1.4(e)(v), immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4(b);

(ii)     if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of the full Outstanding Balance of such Pool Receivable and shall, subject to Section 1.4(e)(v), immediately pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4(b) (Collections deemed to have been received pursuant to Sections 1.4(e)(i) or (ii) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)     except as provided in Sections 1.4(e)(i) or (ii) or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables;

(iv)     if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

(v)     if at any time before the Facility Termination Date the Seller is deemed to have received any Deemed Collection under Sections 1.4(e)(i) and (ii), so long as no Termination Day then exists, the Seller may satisfy its obligation to deliver the amount of such Deemed Collections to a Lock-Box Account by instead recalculating (or being deemed to have recalculated) the Purchased Interest by decreasing the Net Receivables Pool Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Purchased Interest to exceed 100%.

(f)         If at any time the Seller wishes to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:

(i)     the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex E (each, a “Paydown Notice”) (A) ~~at least two (2) Business Days prior to~~by no later than 12:00 p.m. on the date of such reduction for any reduction of the Aggregate Capital less than or equal to $25,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and (B) at least five (5) Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $25,000,000, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii)     on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii)     the Servicer shall hold such Collections in trust for the benefit of each Purchaser, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date (or such other date as agreed to by the Administrator) with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

provided, that:

(A)     the amount of any such reduction shall not be less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the sum of the Aggregate Capital and the Adjusted LC Participation Amount after giving effect to such reduction shall not be less than the Minimum Usage Amount; and

(B)     with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period~~; and~~

~~(C)     (x) prior to the Non-Pro Rata Funding Termination Date, so long as the conditions set forth in Section 3 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents on such Settlement Date, any such reduction shall be applied to the Portion of Capital, if any, funded or maintained by the Purchasers in the MUFG Purchaser Group until such Purchaser Group’s aggregate Capital outstanding is reduced to zero and, thereafter, to the Portion of Capital, if any, funded or maintained by the Purchasers in the PNC Purchaser Group and (y) at any time following the Non-Pro Rata Funding Termination Date, or if the conditions set forth in Section 3 of Exhibit II are not satisfied or have not been waived by the Administrator and the Majority Purchaser Agents on such Settlement Date, any such reduction shall be applied ratably to the Capital of each Purchaser Group based on the outstanding Capital of each Purchaser Group~~.

Section 1.5     Fees. The Seller shall pay, or cause to be paid, to each Purchaser Agent for the benefit of the Purchasers and Liquidity Providers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), among the Seller, and the applicable Purchaser Agent, respectively (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter” and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6     Payments and Computations, Etc.

(a)     All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer); provided, however, that if the Seller or the Servicer has set aside and is holding in trust (and at the request of the Administrator, segregates in a separate account approved by the Administrator) such amounts and fails to pay or deposit any such amounts when due as a result of a Force Majeure Event then the Seller or the Servicer shall have one (1) Business Day (in addition to the two (2) Business Days provided in paragraph (a)(ii) of Exhibit V) to pay or deposit such amounts before the occurrence of Termination Event as a result of the Seller’s or the Servicer’s failure to pay or deposit such amounts. All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

(b)     The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)     All computations of interest under Section 1.6(b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7     Increased Costs. (a) If, after the date hereof, the Administrator, any Purchaser, any Purchaser Agent, any Liquidity Provider or any Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with: (i) FIN 46 and Subsequent Statements and Interpretations, (ii) any law, rule, regulation, generally accepted accounting principle or any change therein or in the interpretation or application thereof, or (iii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or adopted or occurring after the date hereof affects or would have the effect of (x) increasing the amount of capital required or expected to be maintained by such Affected Person or such Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such change in law or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, and such Affected Person determines that the amount of such increase in capital, reduction in rate of return on capital or capital or liquidity charges suffered is based upon the existence of any Commitment to make Purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital, reduction in rate of return on capital or capital or liquidity charges to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b)     If, after the date hereof, due to either: (i) FIN 46 and Subsequent Statements and Interpretations, (ii) the introduction of or any change in or in the interpretation of any law, rule, regulation or generally accepted accounting principle or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued or adopted or occurring after the date hereof, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)     Within a reasonable time period after any Affected Person has actual knowledge that is subject to increased capital or liquidity requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall use reasonable efforts to notify the Servicer of such fact; provided, that any failure to give such notice shall not preclude such Affected Person from asserting any claim for compensation at any time or relieve the Seller from its obligations under this Section 1.7; provided, further, that if such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased capital or liquidity requirements or increased costs to the transactions contemplated by this Agreement.

(d)     Notwithstanding anything in this Section 1.7 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 1.7 within 180 days after it obtains knowledge that it is subject to increased capital or liquidity requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand and (ii) the Seller shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document or (z) any amount, if such amount constitutes Taxes (which shall be governed by Section 1.10).

(e)     For the avoidance of doubt, any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board’s Interpretation 46 (revised December 2003) Consolidation of Variable Interest Entities and Interpretation of Accounting Research Bulletin No. 51 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) (collectively, the “FIN 46 and Subsequent Statements and Interpretations”) shall be covered by this Section 1.7.

Section 1.8     Requirements of Law. If, after the date hereof, any Affected Person determines that the existence of or compliance with: (x) any law, regulation or rule or any change therein or in the interpretation or application thereof, or (y) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or adopted or occurring after the date hereof:

(a)     does or shall subject such Affected Person to any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto,

(b)     does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or LMIR hereunder, or

(c)     does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of agreeing to Purchase or Purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest or any Portion of Capital or issuing any Letter of Credit, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

Section 1.9     Funding Losses. The Seller shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate or LMIR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate or LMIR if, for any reason, funding or maintaining such Portion of Capital at an interest rate determined by reference to the Euro-Rate or LMIR does not occur on a date specified therefor.

Section 1.10     Taxes. The Seller agrees that:

(a)     Any and all payments by the Seller under this Agreement and any other Transaction Document shall be made free and clear of and without deduction for any Taxes or Other Taxes; provided, however that such payments shall not include overall income or franchise taxes, in either case, imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized, the jurisdiction of such Person’s principal place of business or the jurisdiction in which such Person holds its undivided percentage ownership interest with regard to the Purchased Interest, or any political subdivision thereof (all such Taxes other than those referred to in the proviso above shall hereinafter be referred to as “Indemnified Taxes”). If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any Affected Person, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

(b)     Whenever any Indemnified Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of the related Affected Person, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person. If the Seller fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

(c)     The Seller shall indemnify each Affected Person, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Affected Person on or with respect to any payment by or on account of any obligation of the Seller hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. None of Sections 1.7, 1.8, 3.1, 3.2 or 6.4(a) shall apply to Taxes, which shall be governed exclusively by this Section 1.10.

(d)     If an Affected Person determines, in its sole discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Seller, it shall pay over such refund or credit to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 1.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided, that the Seller agrees to repay each such Affected Person, within ten (10) Business Days after the request of such Affected Person, the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Affected Person is required to repay such refund to such Governmental Authority. This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

(e)     If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

Section 1.11     Inability to Determine Euro-Rate or LMIR. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in Dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period, be converted ~~to the Alternate Rate determined by reference~~ to the Base Rate.

(b)     If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted ~~to the Alternate Rate determined by reference~~ to the Base Rate either (i) on the last day of the then current Yield Period if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

Section 1.12     Letters of Credit.

On the terms and subject to the conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit on behalf of Seller (and, if applicable, on behalf of, or for the account of, any Originator in favor of such beneficiaries as such Originator may elect); provided, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the Commitments of the LC Bank and the LC Participants. All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

Section 1.13     Issuance of Letters of Credit.

(a)     The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., Pennsylvania time, to issue a Letter of Credit by delivering to the Administrator a Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex F hereto and a Purchase Notice, in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the LC Bank and, such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)     Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than the date that is twelve (12) months after the date in clause (a) of the definition of “Facility Termination Date.” Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)     The Administrator shall promptly notify the LC Bank and LC Participants, at such Person’s respective address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to Section 1.13(a) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. Pennsylvania time on such day, on the next Business Day.

Section 1.14     Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller or any Originator as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.15     Disbursements, Reimbursement.

(a)     Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Adjusted Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)     In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to 12:00 p.m., Pennsylvania time on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank. In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., Pennsylvania time, on the Drawing Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the Purchasers in the Purchaser Group for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit in accordance with Section 1.1(b). Any notice given by the LC Bank pursuant to this Section 1.15(b) may be oral if immediately confirmed in writing; provided that the lack of any such written confirmation shall not affect the conclusiveness or binding effect of the oral notice.

(c)     Each LC Participant shall upon any notice pursuant to Section 1.15(b) above make available to the LC Bank an amount in immediately available funds equal to its Adjusted Pro Rata Share of the amount of the drawing. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Adjusted Pro Rata Share of such amount by no later than 2:00 p.m., Pennsylvania time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the ~~Federal Funds~~Overnight Bank Funding Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this Section 1.15(c); provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing. Each LC Participant’s Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled; or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.16     Repayment of Participation Advances.

(a)     Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, the LC Bank (or the Administrator on its behalf) will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)     If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank any funds received by such LC Participant from the LC Bank that the LC Bank is required to return to the Seller, or to such trustee, receiver, liquidator, or custodian, plus interest at the ~~Federal Funds~~Overnight Bank Funding Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)     If any Letters of Credit are outstanding and undrawn on the Facility Termination Date, the LC Collateral Account shall be funded from Collections (or, in the Seller’s sole discretion, by other cash available to the Seller) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all applicable fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.17     Documentation.

The Seller agrees to be bound by (i) the terms of the Letter of Credit Application, (ii) by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and (iii) by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.18     Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.19     Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(a)     any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchasers, the Purchaser Agents, the Seller or any other Person for any reason whatsoever;

(b)     the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of Purchases, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(c)     any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or any Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, or any other Person for any reason whatsoever;

(d)     any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Purchasers or Purchaser Agents or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(e)     the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(f)     payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(g)     the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h)     any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three (3) Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i)     any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(j)     any breach of this Agreement or any Transaction Document by any party thereto;

(k)     the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(l)     the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(m)     the fact that this Agreement or the obligations of the Seller or the Servicer hereunder shall have been terminated; and

(n)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.20     Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than ~~as~~those that (i) are determined by a ~~result~~court of ~~(a)~~competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of ~~the party to be indemnified~~such indemnitee, (ii) result from a claim brought by the Seller or the Servicer against an indemnitee for breach in bad faith of such indemnitee’s obligations under this Agreement or the other Transaction Documents, if the Seller or the Servicer has obtained a final and nonappealable judgment in its favor on such claim as determined by a ~~final judgment of a~~ court of competent jurisdiction ~~or (b)~~, (iii) result from a claim not involving an act or omission of the Seller or the Servicer and that is brought by an indemnitee against another indemnitee (other than against the Administrator in its capacity as such), or (iv) result from the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.21     Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation Attorney Costs), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents and each of its Affiliates: (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

Section 1.22     Extension of Termination Date. For each of the first four (4) years after the Closing Date, the Seller may request the extension of the then current Facility Termination Date for an additional three hundred and sixty-four (364) days from the Facility Termination Date then in effect by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not more than 120 days prior to, and not less than 90 days prior to, the then current Facility Termination Date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, (a) the Purchase Limit shall be reduced by an amount equal to the Commitment of such Purchaser and (b) such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller of their agreement to accept the requested extension.

Section 1.23     Successor Euro-Rate or LMIR.

(a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if the Administrator determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Administrator and the Seller may amend this Agreement to replace the Euro-Rate or LMIR with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrator has provided such proposed amendment to all Purchaser Agents, so long as the Administrator has not received, by such time, written notice of objection to such amendment from Purchaser Agents comprising the Majority Purchaser Agents. Until the Benchmark Replacement is effective, each Purchase and renewal of any Portion of Capital will continue to bear interest with reference to the Alternate Rate determined by reference to the Euro-Rate or LMIR, as applicable; provided however, during a Benchmark Unavailability Period (i) any pending Purchase or renewal of any Portion of Capital bearing interest under the Alternate Rate determined by reference to the Euro-Rate or LMIR that has not yet gone into effect shall be deemed to be a Purchase or renewal of the Base Rate with respect to such Portion of Capital and (ii) all outstanding Portions of Capital bearing interest under the Alternate Rate determined by reference to the Euro-Rate or LMIR shall automatically be converted to the Base Rate at the expiration of the existing Yield Period (or sooner, if Administrator cannot continue to lawfully maintain such affected Portion of Capital under the Alternate Rate determined by reference to the Euro-Rate or LMIR).

(b)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)     Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchaser Agents of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or the Purchaser Agents pursuant to this Section 1.23 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.23.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1     Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2    Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall automatically occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

Section 3.1     Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including Attorney Costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, the Seller or the Servicer for uncollectible Receivables or (c) such Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof); provided, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

(i)     the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Information Package to be true and correct, or the failure of any other information provided to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;

(ii)     the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, or any Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made in all respects;

(iii)     the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or related Contract with any such applicable law, rule or regulation;

(iv)     the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a first priority perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

(v)     any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(vi)     the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii)     any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;

(viii)     any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or relating to collection activities (if such collection activities were performed by the Seller or any of its Affiliates acting as the Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates) with respect to such Receivable;

(ix)     any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions of this Agreement, any Contract or any other Transaction Document to which it is a party;

(x)     any action taken by the Administrator as attorney-in-fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document;

(xi)     any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

(xii)     the use of proceeds of Purchase or reinvestment or the issuance of any Letter of Credit on behalf of Seller (and, if applicable, on behalf of, or for the account of, any Originator); or

(xiii)     any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

Section 3.2     Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, rules or regulations, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1     Appointment of the Servicer.

(a)     The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to Kelly (in accordance with this Section 4.1) of the designation of a new Servicer, Kelly is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) terminate Kelly as Servicer and designate as Servicer any Person (including itself) to succeed Kelly or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)     Upon the designation of a successor Servicer as set forth in Section 4.1(a), Kelly agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Kelly shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)     Kelly acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on Kelly’s agreement to act as Servicer hereunder. Accordingly, Kelly agrees that it will not voluntarily resign as Servicer.

(d)     The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation. For the avoidance of doubt, this Section 4.1(d) shall not apply to any third party collection agency collecting Defaulted Receivables or other third party servicer provider assisting in the servicing of the Defaulted Receivables.

Section 4.2     Duties of the Servicer.

(a)     The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller and each Purchaser Group the amount of Collections to which each such Purchaser Group is entitled in accordance with Article I hereof. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable laws, rules or regulations or the applicable Contract; provided, that for purposes of this Agreement: (i) such extension shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Purchaser, any Purchaser Agent or the Administrator under this Agreement or any other Transaction Document and (iii) if a Termination Event has occurred and is continuing and Kelly or an Affiliate thereof is serving as the Servicer, Kelly or such Affiliate may take such action only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group, in accordance with their respective interests), all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is Kelly or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

(b)     The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness owed to the Seller that is not a Pool Receivable, less, if Kelly or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Kelly or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)     The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date, (ii) the date on which no Capital or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, and (iv) the date on which all amounts required to be paid to each Purchaser Agent, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

After such termination, if Kelly or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3     Lock-Box Account Arrangements. Prior to the Initial Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrator. Upon the occurrence and during the continuation of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

Section 4.4     Enforcement Rights.

(a)          At any time following the occurrence and during the continuation of a Termination Event:

(i)     the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

(ii)     the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors,

(iii)     the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee, and

(iv)     the Administrator may collect any amounts due from any Originator under the Sale Agreement.

(b)     The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this Section 4.4(b), none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5     Responsibilities of the Seller.

(a)     Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any Taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents or any of the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, the Servicer, Kelly or the Originators thereunder.

(b)     Kelly hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Kelly shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Kelly conducted such data-processing functions while it acted as the Servicer.

Section 4.6     Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of the Servicing Fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of the Servicing Fee shall be paid directly by the Seller.

(b)     If the Servicer ceases to be Kelly or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

ARTICLE V

THE AGENTS

Section 5.1     Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b)     Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c)     Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d)     In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2     Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3     Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator or any of their respective Affiliates.

Section 5.4     Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b)     The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(c)     The Purchasers within each Purchaser Group with a majority of the Commitments of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

(d)     Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5.5     Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless the Administrator and the Purchaser Agents have received notice from any Purchaser, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers, the LC Bank and/or the Required LC Participants), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

Section 5.6     Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Kelly, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Kelly, the Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Kelly, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7     Administrator, Purchasers, Purchaser Agents and Affiliates. Each of the Administrator, the Purchasers and the Purchaser Agents and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Kelly, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 5.8     Indemnification. Each LC Participant and Related Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and the LC Bank and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator, the LC Bank or such Person as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to its Pro Rata Share, promptly upon demand, for any out of pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, its rights and responsibilities under this Agreement.

Section 5.9     Successor Administrator. The Administrator may, upon at least thirty (30) days’ prior written notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until (x) a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment and (y) so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller and the Servicer shall have consented to such successor Administrator (such consent not to be unreasonably withheld or delayed). Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE VI

MISCELLANEOUS

Section 6.1     Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, to the extent required by the securitization program of any Conduit Purchaser, no such material amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto (the Administrator hereby agrees to provide executed copies of any material amendment to or waiver of any provision of this Agreement to the Rating Agencies); provided, further that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Related Committed Purchaser’s or LC Participant’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Defaulted Receivable,” “Delinquent Receivable,” “Eligible Receivable,” “Facility Termination Date” (other than an extension of such date in accordance with clause (H) and Section 1.22), “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Reserve,” “Dilution Reserve Percentage” or “Termination Event”, (H) extend the “Facility Termination Date” or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (I) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2     Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communications) and shall be personally delivered or sent by facsimile or email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

Section 6.3     Successors and Assigns; Participations; Assignments.

(a)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank, the Required LC Participants and the Purchaser Agents.

(b)     Participations. (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

(ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 6.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (x) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (y) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver referred to in Section 6.1. Any such Participant shall not have any rights hereunder or under the Transaction Documents.

(c)     Assignments by Certain Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to the Administrator, the LC Bank and the related Purchaser Agent in its sole discretion, any portion of its Commitment (which shall be inclusive of its Commitment as an LC Participant) pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld or delayed and that no such consent shall be required if a Termination Event or Unmatured Termination Event has occurred and is continuing; provided, further, that no consent of the Seller shall be required if the assignment is made by any Related Committed Purchaser to the Administrator, to any other Related Committed Purchaser, to any Affiliate of the Administrator or any Related Committed Purchaser, to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by the Administrator or any Affiliate of the Administrator). Any such assignment by a Related Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a related “LC Participant” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.

(d)     Assignments to Liquidity Providers and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Section 1.7.

(e)     Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f)     Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

Section 6.4     Costs, Expenses and Taxes. (a) By way of clarification, and not of limitation, of Sections 1.7, 1.20 or 3.1, the Seller shall pay to the Administrator, each Purchaser Agent and/or any Purchaser on demand all costs and expenses in connection with (i) the preparation, execution, delivery and administration of this Agreement or the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including Attorney Costs for the Administrator, the Purchaser Agents and the Purchasers relating to any of the foregoing or to advising the Administrator or any member of any Purchaser Group (including, any related Liquidity Provider or any other related Program Support Provider) about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all costs and expenses (including counsel fees and expenses) of the Administrator, any Purchaser Agent and any Purchaser in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto. The Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing, all of such entities will be represented by a single law firm. The Seller shall, subject to the provisos in clause (e) of each of Sections 1 and 2 of Exhibit IV, reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer. The Seller shall reimburse each Conduit Purchaser for any amounts such Conduit Purchaser must pay to any related Liquidity Provider or other related Program Support Provider pursuant to any Program Support Agreement on account of any Tax. The Seller shall reimburse each Purchaser on demand for all out of pocket costs and expenses incurred by such Purchaser in connection with the Transaction Documents or the transactions contemplated thereby.

(b)     In addition, the Seller shall pay on demand any and all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5     No Proceedings; Limitation on Payments. (a) Each of the Seller, Kelly, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement. Each party hereto agrees that it will not institute against, or join any Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and one day after which all other indebtedness and other obligations of the Seller hereunder and under each other Transaction Document shall have been paid in full; provided that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and the LC Bank.

(b)     Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6     GOVERNING LAW AND JURISDICTION.

(a)     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7     Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent and (b) to the Seller’s and Servicer’s legal counsel and auditors if they agree to hold it confidential. ~~Unless otherwise required by applicable law, rules or regulations~~Each of the Administrator, the Purchaser Agents and the Purchasers agrees to hold any confidential information which it may receive from any the Seller, the Servicer or any of the Originators pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure: (i) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement; (ii) to any affiliate of the Administrator, the Purchaser Agents and the Purchasers, as applicable, or any officer, director, employee or agent of such affiliate; provided, that such affiliate agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than to assist the Administrator, the Purchaser Agents and the Purchasers, as applicable, in its credit evaluation under this Agreement; (iii) to legal counsel, accountants and other professional advisors to the Administrator, the Purchaser Agents and the Purchasers, as applicable (or such affiliate thereof) to the extent necessary to advise the Administrator, the Purchaser Agents and the Purchasers, as applicable (or such affiliate thereof) concerning its rights or obligations in respect of this Agreement; provided, that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising the Administrator, the Purchaser Agents and the Purchasers, as applicable, with respect to its rights and obligations under this Agreement; (iv) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); (v) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Administrator, the Purchaser Agents and the Purchasers, as applicable (or other Person given confidential information by the Administrator, the Purchaser Agents and the Purchasers, as applicable) shall provide the Seller and the Servicer with prompt notice of any such required disclosure so that the Seller and the Servicer may seek a protective order or other appropriate remedy, unless such notice is prohibited under applicable law, and in the event that such protective order or other remedy is not obtained, the Administrator, the Purchaser Agents and the Purchasers ~~agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer and the Originators; provided, that such~~, as applicable, (or such other Person) will furnish only that portion of the confidential information ~~may be disclosed~~which is legally required, (~~i~~vi) ~~to third parties~~ to the extent ~~such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) to legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential~~reasonably necessary in connection with the exercise of any remedy under this Agreement or any other Transaction Document, (~~iii~~vii) to the rating agencies rating the Notes of any Conduit Purchaser, (~~iv~~viii) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (~~v~~ix) to any placement agency placing the Notes, and (~~vi~~x) ~~to any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser, any Program Support Provider or any Liquidity Provider.~~with the Seller and the Servicer’s consent. Previously confidential information that is or becomes available to the public or becomes available to the Administrator, the Purchaser Agents and the Purchasers, as applicable, other than as a result of disclosure by (i) any of the Administrator, the Purchaser Agents and the Purchasers prohibited by this Agreement or (ii) any person to whom the Administrator, the Purchaser Agents and the Purchasers, as applicable, is permitted to disclose such information under obligation of confidentiality as provided in this Section, shall no longer be subject to the confidentiality provisions of this Section. Notwithstanding anything herein to the contrary, confidential information shall not include, and the Administrator, the Purchaser Agents and the Purchasers, as applicable (and each employee, representative or other agent of the Administrator, the Purchaser Agents and the Purchasers, as applicable, for so long as they remain an employee, representative or other agent) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Administrator, the Purchaser Agents and the Purchasers, as applicable, relating to such “tax treatment” or “tax structure”; provided that with respect to any document or similar item that in either case contains information concerning the “tax treatment” or “tax structure” of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the “tax treatment” or “tax structure” of the transactions contemplated hereby.

Section 6.8     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9     Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 1.10, 1.19, 1.20, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

Section 6.10     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11     Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12     Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

Section 6.13     Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14     Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15     Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16     USA PATRIOT Act. The Administrator and each Purchaser Agent hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchaser Agents may be required to obtain, verify and record information that identifies the Seller, the Originators and the Servicer, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators and the Servicer that will allow the Administrator and the Purchaser Agents to identify the Seller, the Originators and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and the Purchaser Agents, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 6.17     Amendment and Restatement; Integration; Effectiveness. (i) Upon this Agreement becoming effective pursuant to Section 1 of Exhibit II hereof: (a) all terms and conditions of the Existing Receivables Purchase Agreement and any other Transaction Documents executed and delivered pursuant thereto, as amended by this Agreement and the other Transaction Documents being executed and delivered in connection herewith, shall be and remain in full force and effect, as so amended, and shall constitute and continue to be the legal, valid, binding and enforceable obligations of the Seller and the Servicer and of the Administrator, the Purchaser Agents and the Purchasers; (b) the terms and conditions of the Existing Receivables Purchase Agreement shall be amended as set forth herein and, as so amended, the Existing Receivables Purchase Agreement shall be restated in its entirety, but shall be amended only with respect to the rights, duties and obligations among the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers accruing from and after the date hereof; and (c) any and all references in the Transaction Documents to the Existing Receivables Purchase Agreement shall, without further action of the parties, be deemed a reference to the Existing Receivables Purchase Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter. Subject to the foregoing, this Agreement and the other Transaction Documents represent the entire agreement of the Seller, the Servicer, Administrator, the Purchaser Agents and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrator, the Purchaser Agents and the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

~~Section 6.18     Joinder.~~

~~(a)     MUFG as a Related Committed Purchaser. From and after the date hereof, MUFG shall be a Related Committed Purchaser party to this Agreement for all purposes hereof and of the other Transaction Documents as if MUFG were an original party to this Agreement in such capacity, and MUFG assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in this Agreement and the other Transaction Documents. As of the Closing Date, the LC Participation Amount is $48,359,370, and MUFG’s Adjusted Pro Rata Share of the LC Participation Amount is $12,089,843.~~

~~(b)     Gotham as a Conduit Purchaser. From and after the date hereof, Gotham shall be a Conduit Purchaser party to this Agreement for all purposes thereof and of the other Transaction Documents as if Gotham were an original party to this Agreement in such capacity, and Gotham assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduit Purchasers contained in this Agreement and the other Transaction Documents.~~

~~(c)     Appointment of MUFG as Purchaser Agent of the MUFG Purchaser Group. MUFG hereby designates itself as, and MUFG hereby agrees to perform the duties and obligations of, the Purchaser Agent for the MUFG Purchaser Group. From and after the date hereof, MUFG shall be a Purchaser Agent party to this Agreement, for all purposes of this Agreement and the other Transaction Documents as if MUFG were an original party to this Agreement in such capacity, and MUFG assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in this Agreement and the other Transaction Documents.~~

~~(d)     Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of (i) MUFG as a party to this Agreement in the capacities of Related Committed Purchaser and Purchaser Agent and (ii) Gotham as a party to this Agreement in the capacity as Conduit Purchaser, and any conditions precedent thereto under this Agreement and the other Transaction Documents (other than as set forth in Section 1 of Exhibit II hereof) are hereby waived.~~

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KELLY RECEIVABLES FUNDING, LLC, as Seller

By:	/s/ Michael F. Orsini
Name:	Michael F. Orsini
Title:	Vice President, Tax and Treasurer

Address:	Kelly Receivables Funding, LLC
911 West Big Beaver Road, Suite 301A
Troy, MI 48084
Attention: Michael F. Orsini
Telephone: (248) 244-4381
Facsimile: (248) 244-5557
Email: orsinimf@kellyservices.com

First Amended and Restated
Receivables Purchase Agreement
(Kelly Receivables Funding, LLC)

KELLY SERVICES, INC., as Servicer

By:	/s/ Michael F. Orsini
Name:	Michael F. Orsini
Title:	Vice President, Tax and Treasurer

Address:	Kelly Services, Inc.
999 West Big Beaver Road
Troy, MI 48084
Attention: Michael F. Orsini
Telephone: (248) 244-4381
Facsimile: (248) 244-5557
Email: orsinimf@kellyservices.com

First Amended and Restated
Receivables Purchase Agreement
(Kelly Receivables Funding, LLC)

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Bank Purchaser Group

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Robyn Reeher
Facsimile: 412-705-1225
Email: ABFAdmin@pnc.com
robyn.reeher@pnc.com

Group Commitment: $150,000,000

First Amended and Restated
Receivables Purchase Agreement
(Kelly Receivables Funding, LLC)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Robyn Reeher
Facsimile: 412-705-1225
Email: ABFAdmin@pnc.com
robyn.reeher@pnc.com

Commitment: $150,000,000

First Amended and Restated
Receivables Purchase Agreement
(Kelly Receivables Funding, LLC)

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Robyn Reeher
Facsimile: 412-705-1225
Email: ABFAdmin@pnc.com
robyn.reeher@pnc.com

Commitment: $150,000,000
Pro-Rata Share: ~~75~~100%

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

Address:	PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Robyn Reeher
Facsimile: 412-705-1225
Email: ABFAdmin@pnc.com
robyn.reeher@pnc.com

First Amended and Restated
Receivables Purchase Agreement
(Kelly Receivables Funding, LLC)

~~THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Purchaser Agent for the MUFG Purchaser Group~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address:~~	~~THE BANK OF TOKYO-MITSUBISHI~~
~~UFJ, LTD., NEW YORK BRANCH~~
~~1221 Avenue of the Americas, 7th Floor~~
~~New York, New York 10020-1001~~
~~Attention: Securitization Group~~
~~Telephone No.: (212) 782-6957~~
~~Telecopier No.: (212) 782-6448~~
~~Email: securitization_reporting@us.mufg.jp~~
~~ewilliams@us.mufg.jp~~

~~Group Commitment: $50,000,000~~

~~GOTHAM FUNDING CORPORATION, as a Conduit Purchaser~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address: GOTHAM FUNDING CORPORATION~~
~~c/o Global Securitization Services, LLC~~
~~68 South Service Road, Suite 120~~
~~Melville, NY 11747~~
~~Telephone: (631) 930-7216~~
~~Facsimile: (212) 302-8767~~
~~Attention: David V. DeAngelis~~
~~Email: ddeangelis@gssnyc.com~~

~~With a copy to:~~

~~THE BANK OF TOKYO-MITSUBISHI~~
~~UFJ, LTD., NEW YORK BRANCH~~
~~1221 Avenue of the Americas, 7th Floor~~
~~New York, New York 10020-1001~~
~~Attention: Securitization Group~~
~~Telephone No.: (212) 782-6957~~
~~Telecopier No.: (212) 782-6448~~

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

~~Email:~~	~~securitization_reporting@us.mufg.jp~~
~~ewilliams@us.mufg.jp~~

~~THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Related Committed Purchaser for Gotham Funding Corporation~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address:~~	~~THE BANK OF TOKYO-MITSUBISHI~~
~~UFJ, LTD., NEW YORK BRANCH~~
~~1221 Avenue of the Americas, 7th Floor~~
~~New York, New York 10020-1001~~
~~Attention: Securitization Group~~
~~Telephone No.: (212) 782-6957~~
~~Telecopier No.: (212) 782-6448~~
~~Email: securitization_reporting@us.mufg.jp~~
~~ewilliams@us.mufg.jp~~

~~Commitment: $50,000,000~~

~~THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an LC Participant~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address:~~	~~THE BANK OF TOKYO-MITSUBISHI~~
~~UFJ, LTD., NEW YORK BRANCH~~
~~1221 Avenue of the Americas, 7th Floor~~
~~New York, New York 10020-1001~~
~~Attention: Securitization Group~~
~~Telephone No.: (212) 782-6957~~
~~Telecopier No.: (212) 782-6448~~
~~Email: securitization_reporting@us.mufg.jp~~
 ~~ewilliams@us.mufg.jp~~

~~Commitment: $50,000,000~~
~~Pro Rata Share: 25%~~

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

EXHIBIT I

DEFINITIONS

1.     Definitions. As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adjusted LC Participation Amount” means, at any time, the LC Participation Amount minus the amount on deposit in the LC Collateral Account.

“Adjusted Pro Rata Share” means, with respect to any LC Participant at any time, a fraction, expressed as a percentage, (a) the numerator of which is LC Funding Exposure of such LC Participant, and (b) the denominator of which is the Adjusted LC Participation Amount.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be; provided that neither the Kelly Trust nor any member of the Kelly Family shall be an “Affiliate” for purposes of this definition. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Aggregate Discount” means at any time, the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Rate” for any day during any Yield Period for any Portion of Capital funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to (a) if there is no Conduit Purchaser in such Purchaser’s Purchaser Group, the weighted average LMIR for such Yield Period (subject however, to the provisions set forth in Section 1.11 hereof) or (b) if there is a Conduit Purchaser in such Purchaser’s Purchaser Group, the Euro-Rate for such Yield Period (subject however, to the provisions set forth in Section 1.11 hereof); provided, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (i) 2.0% per annum above the Base Rate in effect on such day and (ii) 2.0% per annum above the “Alternate Rate” as calculated in clause (a) above.

~~“Anti-Terrorism Laws” means any applicable law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable laws, all as amended, supplemented or replaced from time to time.~~

“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)     the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “reference rate”. Such “reference rate” is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

(b)     0.50% per annum above the latest ~~Federal Funds~~Overnight Bank Funding Rate.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrator and the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Euro-Rate or LMIR for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Euro-Rate or LMIR with an alternate benchmark rate for each applicable Yield Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Euro-Rate or LMIR with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Euro-Rate or LMIR for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Euro-Rate or LMIR to the Benchmark Replacement and (ii) yield- or risk-based differences between the Euro-Rate or LMIR and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Euro-Rate or LMIR:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Euro-Rate or LMIR permanently or indefinitely ceases to provide the Euro-Rate or LMIR; or

(2)      in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Euro-Rate or LMIR:

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

(1)      a public statement or publication of information by or on behalf of the administrator of the Euro-Rate or LMIR announcing that such administrator has ceased or will cease to provide the Euro-Rate or LMIR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate or LMIR;

(2)      a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of the Euro-Rate or LMIR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Euro-Rate or LMIR, a resolution authority with jurisdiction over the administrator for the Euro-Rate or LMIR or a court or an entity with similar insolvency or resolution authority over the administrator for the Euro-Rate or LMIR, which states that the administrator of the Euro-Rate or LMIR has ceased or will cease to provide the Euro-Rate or LMIR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro-Rate or LMIR; or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of the Euro-Rate or LMIR or a Governmental Authority having jurisdiction over the Administrator announcing that the Euro-Rate or LMIR is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Euro-Rate or LMIR and solely to the extent that the Euro-Rate and LMIR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Euro-Rate and LMIR for all purposes hereunder in accordance with Section 1.23 and (y) ending at the time that a Benchmark Replacement has replaced the Euro-Rate and LMIR for all purposes hereunder pursuant to Section 1.23.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Kelly or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Detroit, Michigan, Pittsburgh, Pennsylvania, or New York, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Capital” means with respect to any Purchaser, (a) the amount paid to the Seller by such Purchaser pursuant to Section 1.1(a) or (b) of this Agreement plus (b) such Purchaser’s Adjusted Pro Rata Share of the aggregate amount of all unreimbursed draws deemed to be Funded Purchases pursuant to Section 1.2(e) of this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Change in Control” means (a) that Kelly ceases to own, directly or indirectly, (i) 100% of the membership interests of the Seller free and clear of all Adverse Claims or (ii) 100% of the voting stock of any Originator (other than Kelly) free and clear of all Adverse Claims (other than the pledge of any such interest therein of Kelly or any Originator solely pursuant to the Credit Agreement and the other “Loan Documents” (as such term is defined in the Credit Agreement), (b) subject to the exceptions contained in the next sentence, any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall after the Closing Date either (i) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) in excess of 50% of the outstanding shares of voting stock of Kelly or (ii) obtain the power (whether or not exercised) to elect a majority of Kelly’s directors or (c) a “Change in Control” (as such term is defined in the Credit Agreement, without giving effect to any amendment, supplement, modification or waiver of such definition to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented). A Change in Control shall not include any acquisition of beneficial ownership (as defined above) or the power to elect a majority of Kelly’s directors by any Person who is or group of Persons (as defined above) which ~~include members~~includes, a member of the Kelly Family or who is or are acting for the benefit of ~~members~~any member of the Kelly Family, nor shall Change in Control include any change in legal title to, or ~~the~~any trustee of, the Kelly Trust or the ~~shifting~~ admission within or to, or withdrawal from, the Kelly Trust of any ~~beneficiaries~~beneficiary.

“Closing Date” means December 5, 2016.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Kelly, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Related Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c).

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Commitment Percentage” means, for each Related Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Related Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Percentage” means, at any time: (a) for any Group A Obligor, 15.0%, (b) for any Group B Obligor, 7.5%, (c) for any Group C Obligor, 5.0% and (d) for any Group D Obligor, 3.0%;

“Concentration Reserve” means at any time, the product of (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount, multiplied by (b)(i) the Concentration Reserve Percentage divided by (ii) 100% minus the Concentration Reserve Percentage.

“Concentration Reserve Percentage” means, at any time, (a) the largest of the following (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the aggregate Outstanding Balances of all Eligible Receivables in the Receivables Pool.

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement, Transfer Supplement or otherwise.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contributed Receivables” has the meaning set forth in Section 1.1(a) of the Sale Agreement.

~~“Covered Entity” means (a) each of the Seller, Servicer and Originators and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.~~

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (a) 2.0% per annum above the Base Rate as in effect on such day and (b) the Alternate Rate as calculated in the definition thereof.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 31, 2011, among Kelly, as borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, including, with the consent of the Administrator, the LC Bank, the Majority LC Participants and the Majority Purchaser Agents).

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of Kelly in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Cut-off Date” has the meaning set forth in Section 1.1(a) the Sale Agreement.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month divided by (b)(i) the aggregate Outstanding Balance of Receivables generated by the Originators during the three Fiscal Months ended on the last day of such Fiscal Month divided by (ii) 90.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances. The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Insolvency Proceeding with respect to the Obligor thereof during such month) by (ii) the aggregate Outstanding Balance of Receivables generated by the Originators during the month that is six (6) Fiscal Months before such month.

“Defaulted Receivable” means a Receivable:

(a)     as to which any payment, or part thereof, remains unpaid for more than 154 days from the original Payment Due Date for such payment, or

(b)     without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) as to which any payment, or part thereof, has been written off the Seller’s books as uncollectible.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 63 days from the original Payment Due Date for such payment.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of Receivables generated by all the Originators during the three most recent Fiscal Months, by (b) the Net Receivables Pool Balance at the last day of such Fiscal Month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such Fiscal Month by (b) the aggregate Outstanding Balance of Receivables generated by all the Originators during the Fiscal Month that is two months prior to such Fiscal Month.

“Dilution Reserve” means, on any day, an amount equal to the product of: (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means on any day, the product of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) 2.25 times the average of the Dilution Ratios for the twelve most recent Fiscal Months and (ii) the Dilution Spike Factor.

“Dilution Spike Factor” means, for any Fiscal Month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months times (b) (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months.

“Discount” means with respect to any Purchaser:

(a)     for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360 + YPF

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

(b)     for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes or, if the LC Bank and/or any LC Participant has deemed to have made a Funded Purchase in connection with any drawing under a Letter of Credit which accrues Discount pursuant to Section 1.2(e) of this Agreement:

AR x C x ED/Year + YPF

where:

AR	=	the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

C	=	the Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,

CPR	=	the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,

ED	=	the actual number of days during such Yield Period,

Year	=	if such Portion of Capital is funded based upon: (i) LMIR or the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

YPF	=	the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period with respect to such Purchaser;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Dollar” or “$” means lawful currency of the United States of America.

“Drawing Date” has the meaning set forth in Section 1.15(b) of this Agreement.

“Early Opt-in Event” means a determination by the Administrator that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 1.23, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate and LMIR.

“Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

“Eligible Receivable” means, at any time, a Pool Receivable:

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

(a)     the Obligor of which is (i) a United States resident, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement and (iii) not an Affiliate of Kelly;

(b)     that is denominated and payable in U.S. dollars to a Lock-Box Account in the United States, and the Obligor with respect to which has been instructed on or prior to the Initial Closing Date to remit Collections in respect thereof to a Lock-Box Account in the United States;

(c)     that does not have a Payment Due Date which is more than 125 days after the original invoice date of such Receivable;

(d)     that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s business;

(e)     that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

(f)     that conforms in all material respects with all applicable laws, rulings and regulations in effect;

(g)     that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of the amount of such asserted dispute, offset, hold back, defense, Adverse Claim or other claim;

(h)     that satisfies all applicable requirements of the applicable Credit and Collection Policy;

(i)     that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;

(j)     in which the Seller has good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor unless such consent has already been obtained);

(k)     for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(l)     that constitutes an “account” or “general intangible” (each, as defined in the UCC), and that is not evidenced by “instruments” or “chattel paper” (each, defined in the UCC);

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

(m)     that is not a Defaulted Receivable or a Delinquent Receivable;

(n)     for which none of the Originator thereof, the Seller and the Servicer has established any offset arrangements (other than any cash rebates or early pay discounts as disclosed to the Administrator and the Purchaser Agents) with the related Obligor;

(o)     for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables;

(p)     that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof;

(q)     that if such Receivable has not yet been billed, no more than 41 days have expired since the date that such Receivable was created; and

(r)     the Obligor of such Receivable has not been deemed to be ineligible by the Administrator, in its reasonable discretion, upon thirty (30) days’ prior written notice to the Seller; provided, however, that such Receivable shall be ineligible beginning with the next immediately due Information Package and continuing thereafter until the Administrator consents otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the rulings and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Kelly, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Kelly, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum, rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in U.S. dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Purchaser Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

Composite of London interbank offered rates shown on

Bloomberg Finance L.P. Screen US0001M

or appropriate successor

Euro-Rate =

1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if the Euro-Rate as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Excess Concentration” means, for any day, the sum of, without duplication, (i) the sum of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool of each Obligor exceeds an amount equal to (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a United States Federal Governmental Authority exceeds an amount equal to (a) 6.0% multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have a Payment Due Date which is more than 90 days but less than 126 days after the original invoice date of such Receivable exceeds an amount equal to (a) 9.0% multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have been earned for less than 41 days but have not been invoiced to the Obligor thereof exceeds an amount equal to (a) 2.0% multiplied by (b) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Existing Receivables Purchase Agreement” has the meaning set forth in the preamble hereto.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, December 5, ~~2019~~2022, (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Conduit Purchaser (if any), the date that the Commitments of all of the Liquidity Providers terminate under the related Liquidity Agreement, (e) with respect to each Purchaser Group, the date that the Commitment of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.22, and (f) the date which is 60 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility.

“Fair Market Value Discount” has the meaning set forth in Section 2.2 of the Sale Agreement.

~~“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City Time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.~~

~~“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.~~

“Fee Letters” has the meaning set forth in Section 1.5 of this Agreement.

“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

“FIN 46 and Subsequent Statements and Interpretations” has the meaning set forth in Section 1.7(e) of this Agreement.

“Fiscal Month” means with respect to the Seller or any Originator, each of the twelve (12) monthly periods, each of which monthly periods, contains either four (4) or five (5) weeks, into which the particular Fiscal Year of the Seller or such Originator is divided. Such Fiscal Months are set forth on Schedule V hereto as such Schedule is updated from time to time by the Servicer.

“Fiscal Quarter” means with respect to the Seller or any Originator, each of the quarterly periods, each of which quarterly periods, contains three (3) Fiscal Months. Such Fiscal Quarters are set forth on Schedule V hereto as such Schedule is updated from time to time by the Servicer.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Fiscal Year” means with respect to the Seller or any Originator, the 52-week or 53-week period ending on the last Sunday of such Fiscal Year.

“Force Majeure Event” means circumstances beyond the Seller’s or the Servicer’s control, including but not limited to, emergency conditions, action or inaction of a Governmental Authority, fire, strike or other labor dispute, war, riot, flood, earthquake or other natural disaster, which circumstances affect the payment of amounts via wire payment or other means of electronic payment and could not have been avoided by the Seller or the Servicer through the exercise of reasonable efforts or the reasonable expenditure of funds and the existence of which was not known to and could not have been reasonably discovered by the Seller or the Servicer prior such circumstances occurring.

“Funded Purchase” means a Purchase or deemed Purchase of undivided percentage ownership interests in the Purchased Interest under this Agreement which (i) is paid for in cash, including pursuant to Section 1.1(b) (other than through reinvestment of Collections pursuant to Section 1.4(b)) or (ii) is treated as a Funded Purchase pursuant to Section 1.2(e).

“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.

“Gotham” means Gotham Funding Corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if Standard & Poor’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used.

“Group B Obligor” means an Obligor, other than a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if Standard & Poor’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Group C Obligor” means an Obligor, other than a Group A Obligor or Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if Standard & Poor’s and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used.

“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

“Group Commitment” means with respect to any Purchaser Group, the aggregate of the Commitments of each Purchaser within such Purchaser Group, which amount is set forth on the signature pages hereto.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Taxes” has the meaning set forth in Section 1.10 of this Agreement.

“Independent Manager” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

“Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.

“Initial Closing Date” means December 4, 2009.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Kelly” has the meaning set forth in the preamble to this Agreement.

“Kelly Family” means any spouse or child of Terence E. Adderley, ~~his parents, his spouse, his children~~ and the legal descendants of each, together with the brothers and sisters of William R. Kelly and their legal descendants.

“Kelly Trust” means, collectively, (i) the William R. Kelly Irrevocable Trust dated July 14, 1972, (ii) the William R. Kelly Trust for Terence E. Adderley, dated February 24, 1964, and (iii) the Terence E. Adderley ~~Revocable~~Irrevocable Trust ~~B~~K, dated ~~October~~March ~~9~~4, ~~2001~~2002, in each case as the same have been or shall be amended from time to time.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator with notice to the Seller and the Servicer.

“LC Fee Expectation” has the meaning set forth in Section 1.16(c) of this Agreement.

“LC Funding Exposure” means, ~~(x)~~ with respect to ~~the PNC~~any Purchaser ~~Group~~, an amount equal to the ~~lesser of: (i) the~~ product of (A) its Pro Rata Share and (B) the Adjusted LC Participation Amount ~~and (ii) the difference between (A) its Commitment and (B) its outstanding Capital and (y) with respect to the MUFG Purchaser Group, the difference between (i) the Adjusted LC Participation Amount and (ii) the PNC Purchaser Group’s LC Funding Exposure, calculated pursuant to the foregoing clause (x)~~.

“LC Participant” has the meaning set forth in the preamble to this Agreement.

“LC Participation Amount” means, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to this Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.13(a) of this Agreement.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“LMIR” means, for any day, the one-month eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero (0.00), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Lock-Box Account” means each account listed on Schedule II to this Agreement and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, among the Seller, the Servicer, a Lock-Box Bank and the Administrator, governing the terms of the related Lock-Box Accounts, in each case acceptable to the Administrator.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Loss Reserve” means, on any day, an amount equal to (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100%, minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any day, an amount equal to (a) the product of (i) 2.25 times the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months multiplied by (ii) the aggregate Outstanding Balance of Receivables generated by all Originators during the seven most recent Fiscal Months divided by (b) the Net Receivables Pool Balance as of such date.

“Majority LC Participants” shall mean LC Participants whose Pro Rata Shares aggregate 51% or more.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Majority Purchaser Agents” means the Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided, that so long as any one Related Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Purchasers in all Purchaser Groups.

“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a)     the assets, operations, business or financial condition of an Originator, the Seller or the Servicer,

(b)     the ability of any of an Originator, the Seller or Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c)     the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectability of the Pool Receivables, or

(d)     the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.

“Minimum Dilution Reserve” means, on any day, the product of (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount, and (b)(i) the Minimum Dilution Reserve Percentage on such date divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such date.

“Minimum Dilution Reserve Percentage” means, at any time, the product of (a) the 12-month rolling average of the Dilution Ratio at such time multiplied by (b) the Dilution Horizon Ratio as of such date.

“Minimum Usage Amount” means (i) prior to January 1, 2010, zero and (ii) at all times on and after January 1, 2010, greater than or equal to the lesser of (A) $30,000,000 or (B) an amount which causes the Purchased Interest to equal 100%.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

~~“MUFG” means The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch.~~

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration minus (c) the Specifically Reserved Dilution Amount.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

~~“Non-Pro Rata Funding Termination Date” means the earlier of (a) the Facility Termination Date and (b) the date agreed upon in writing by the Administrator, MUFG and the Seller, on which the Purchaser Groups have agreed to reallocate the Capital and LC Participation Amounts such that each Purchaser holds its Ratable Share of Capital and each LC Participant holds its Pro Rata Share.~~

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

~~“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.~~

“Order” has the meaning set forth in Section 1.21 of this Agreement.

~~“Ordinary Purchase” has the meaning set forth in Section 1.1 of this Agreement.~~

“Originator” means each Person from time to time party to the Sale Agreement as an Originator.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

“Outstanding Balance” means, for any Receivable at any time, the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

“Participant” has the meaning set forth in Section 6.3(b) of this Agreement.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“PATRIOT Act” has the meaning set forth in Section 6.16 of this Agreement.

“Payment Date” means each Business Day that the Originators are open for business.

“Payment Due Date” means, for any Receivable the later of (i) the payment date as set forth in the applicable Contract and (ii) the payment date as stated on the Seller’s collection and servicing systems, after giving effect to any special collection provisions and mailing instructions.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association.

“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator.

“Pro Rata Share” shall mean, as to any LC Participant or LC Bank, a fraction, the numerator of which equals the Commitment of such LC Participant or LC Bank at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants in such LC Participant’s related Purchaser Group and the LC Bank at such time.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Program Support Provider” means and includes with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

“Purchase Date” means the date on which a Purchase or a reinvestment is made pursuant to this Agreement.

“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Purchase Limit” means $~~200,000,000~~150,000,000, as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

“Purchase Price” has the meaning set forth in Section 2.2 of the Sale Agreement.

“Purchased Interest” means, at any time, the undivided percentage ownership interest of the Purchasers in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage ownership interest shall be computed as:

Aggregate Capital + Adjusted LC Participation Amount + Total Reserves
Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Purchaser” means each Conduit Purchaser, each Related Committed Purchaser, each LC Participant and/or the LC Bank, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Purchaser Group” means (a) for any Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchaser, related Purchaser Agent and related LC Participants and (b) with respect to the PNC Purchaser Group, PNC’s roles as Related Committed Purchaser, Purchaser Agent and LC Bank.

“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

“Purchasing Related Committed Purchaser” has the meaning set forth in Section 6.3(c) of this Agreement.

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

“Rating Agency” means Moody’s, Standard & Poor’s or any other rating agency a Conduit Purchaser chooses to rate its Notes.

“Rating Agency Condition” means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor’s and Moody’s (and/or each other rating agency then rating the Notes of the applicable Conduit Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Purchaser to be downgraded or withdrawn.

“Receivable” means any accounts or notes receivable representing or evidencing any indebtedness and other obligations owed to any Originator or the Seller or any right of the Seller or any Originator to payment from or on behalf of an Obligor or any right to reimbursement for funds paid or advanced by the Seller or any Originator on behalf of an Obligor, whether constituting an “account,” “chattel paper,” “payment intangible,” “instrument” or “general intangible,” (each, as defined in the UCC) however arising (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

“Receivables Subsidiary Agreement” means the Receivables Subsidiary Agreement, dated as of the Initial Closing Date, among the Seller, JPMorgan Chase Bank, N.A., as agent under the Credit Agreement, and the Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Reimbursement Obligation” has the meaning set forth in Section 1.15(b) of this Agreement.

“Related Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)     all of the Seller’s and the Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b)     all instruments and chattel paper that may evidence such Receivable,

(c)     all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d)     solely to the extent applicable to such Receivable, all of the Seller’s and the Originator thereof’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e)     all of the Seller’s rights, interests and claims under the Sale Agreement and the other Transaction Documents.

~~“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.~~

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Required LC Participants” means the LC Participants whose Pro Rata Shares aggregate 66⅔% or more.

            “Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV to this Agreement.

“Sale Agreement” means the Purchase and Sale Agreement, dated as of the Initial Closing Date, between the Seller and the Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource center/sanctions/ Programs/Pages/Programs.aspx, or as otherwise published from time to time.~~

~~“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource center/sanctions/SDN List/Pages/default.aspx, or as otherwise published from time to time, (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (iii) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.~~

“SEC” means the U.S. Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

“Service Level Agreement Accrual” means on any day, the amount accrued in Kelly’s general ledger account number 2289.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicing Fee” means the fee referred to in Section 4.6 of this Agreement.

“Servicing Fee Rate” has the meaning set forth in Section 4.6 of this Agreement.

“Settlement Date” means the 25th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, that on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)     the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)     the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)     such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)     such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)     the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)     the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)     the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)     the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Specifically Reserved Dilution Amount” means, on any day, an amount equal to the sum of: (a) the Volume Rebate Accrual, plus (b) the Service Level Agreement Accrual.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

“Taxes” means, with respect to any Person, any and all present or future taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, value added, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic) under the laws of which such Person is organized.

“Termination Day” means: (a) each day on which the conditions set forth in Section 3 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to this Agreement.

“Total Reserves” means, on any day, an amount equal to the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of the Loss Reserve plus the Dilution Reserve and (ii) the sum of the Concentration Reserve plus the Minimum Dilution Reserve.

“Transaction Documents” means this Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Sale Agreement, the Receivables Subsidiary Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Volume Rebate Accrual” means, on any day, the amount accrued in Kelly’s general ledger account number 2292.

“Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select; provided, that

(i)     any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(ii)     in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such Purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii)     in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

“Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice delivered pursuant to Section 1.2 of this Agreement, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Yield Reserve” means, on any date, an amount equal to (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100%, minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means, at any time the sum of (a) all accrued and unpaid Discount at such time, plus (b) the following amount:

{(BR + SFR) x 1.5(DSO) x Aggregate Capital}

360

where:

BR     =     the Base Rate in effect at such time,

DSO     =     the Days’ Sales Outstanding, and

SFR     =     the Servicing Fee Rate.

2.     Other Terms; Usage. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

3.     Euro-Rate/LMIR Notification. Section 1.23 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Euro-Rate” or “LMIR” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

~~First Amended and Restated~~
~~Receivables Purchase Agreement~~
~~(Kelly Receivables Funding, LLC)~~

EXHIBIT II

CONDITIONS TO PURCHASES

1.     Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (a) the Administrator shall have received each of the documents, agreements (in fully executed form), opinions of counsel, certificates and other deliverables listed on the closing memorandum attached as Exhibit VI hereto, in each case, in form and substance acceptable to the Administrator and (b) all fees and expenses payable by the Seller on the Closing Date to the Administrator and the Purchaser Agents have been paid in full in accordance with the terms of the Transaction Documents.

2.     Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) reasonable satisfactory to the Administrator and each Purchaser Agent the following:

(a)     A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto.

(b)     Copies of: (i) the resolutions of the board of directors or board of managers of each of the Seller, the Originators and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents; and (iii) the organizational documents of the Seller, each Originator and the Servicer, in each case, certified by the Secretary or Assistant Secretary of the applicable party and, in the case of good standing certificates, certificates of qualification, certificate of formation or similar documents, the applicable secretary of state.

(c)     A certificate of the Secretary or Assistant Secretary of the Seller, the Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or the Servicer, as the case may be.

(d)     Executed counterparts of the Receivables Subsidiary Agreement.

(e)     A certificate of an officer of each of Kelly and the Seller certifying that there are no effective financing statements (that have not been terminated or released as described in clause (g) below) filed in any local jurisdictions that name any Originator or the Seller, as applicable, as debtor and show any Adverse Claim on any Pool Assets.

(f)     Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the Initial Closing Date under the UCC of all jurisdictions that the Administrator may deem reasonably necessary or desirable in order to perfect the interests of the Seller and the Administrator (for the benefit of the Purchasers) contemplated by this Agreement and the Sale Agreement.

(g)     Acknowledgment copies, or time stamped receipt copies, of proper financing statements, if any, duly filed on or before the Initial Closing Date under the UCC of all jurisdictions that the Administrator may deem reasonably necessary or desirable in order to terminate or release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators or the Seller in any applicable secretary of state UCC filing office.

(h)     Completed UCC search reports from all applicable state jurisdictions, dated on or shortly before the Initial Closing Date, listing all financing statements filed with the secretary of state in all such state jurisdictions, that name Kelly, the Originators or the Seller as debtor, and similar search reports from all applicable jurisdictions with respect to judgment, tax, ERISA and other liens as the Administrator may request, showing no Adverse Claims on any Pool Assets (other than those which have been released as described in the preceding clause (g)).

(i)     Favorable opinions, addressed to each Rating Agency, the Administrator, each Purchaser, each Purchaser Agent and each Liquidity Provider, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of Dewey & LeBoeuf LLP, counsel for Seller, the Originators and the Servicer, and/or in-house counsel for Seller, the Originators and the Servicer, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, certain bankruptcy matters, and certain UCC perfection and priority matters (based on the search results referred to in clause (h) above and the officer’s certificate referred to in clause (e) above).

(j)     Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under this Agreement.

(k)     A pro forma Information Package representing the performance of the Receivables Pool for the Fiscal Month before closing.

(l)     Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.

(m)     Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business.

(n)     To the extent required by each Conduit Purchaser’s commercial paper program, letters from each of the rating agencies then rating such Conduit Purchaser’s Notes confirming the rating of such Notes after giving effect to the transaction contemplated by this Agreement.

(o)     A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

(p)     Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

3.     Conditions Precedent to All Funded Purchases, Reinvestments and Issuance of Letters of Credit. Each Funded Purchase, including the initial Funded Purchase (but excluding any deemed Funded Purchase pursuant to Section 1.2(e)), reinvestment and issuance of any Letters of Credit shall be subject to the further conditions precedent that:

(a)     in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Purchase or issuance, as the case may be, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, the most recent Information Package to reflect the level of the Aggregate Capital, the LC Participation Amount and Total Reserves and the calculation of the Purchased Interest after such subsequent Purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and

(b)     on the date of such Funded Purchase, reinvestment or issuance, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, reinvestment or issuance shall be deemed a representation and warranty by the Seller that such statements are then true):

(i)     the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, reinvestment or issuance, as the case may be, as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)     no event has occurred and is continuing, or would result from such Funded Purchase, reinvestment or issuance, as the case may be, that constitutes a Termination Event or an Unmatured Termination Event;

(iii)      the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, reinvestment or issuance, as the case may be, shall not be greater than the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv)      the Facility Termination Date has not occurred.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1.        Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a)     Existence and Power. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such power, authority, licenses, authorizations consents of approvals could not be reasonably expected to have a Material Adverse Effect.

(b)     Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party including the use of the proceeds of purchases and reinvestments: (i) are within the Seller’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, approval or other action by or in respect of, and no notice to or filing with (other than the filing of UCC financing statements and continuation statements), any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) applicable law or regulation or (2) the organizational documents of the Seller or (3) any agreement, judgment, award, injunction, order, writ, decree or other instrument binding upon the Seller or (B) result in the creation or imposition of any lien (other than liens in favor of the Administrator under the Transaction Documents) on assets of the Seller. This Agreement and the other Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller.

(c)     Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)     Accuracy of Information. All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made not misleading.

(e)     Actions, Suits and Proceedings. There are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its ~~Affiliates~~Subsidiaries or their respective properties, in or before any court, arbitrator or governmental body. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

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(f)     Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has delivered a copy of all Lock-Box Agreements to the Administrator. The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.

(g)     No Material Adverse Effect, Unmatured Termination Event or Termination Event. Since the date of organization of the Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller. No event has occurred and is continuing or would result from a Purchase in respect of the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

(h)     Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as defined in the UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at ~~the address set forth below its signature to this Agreement~~999 West Big Beaver Road, Troy, MI 48084.

(i)     Margin Stock, No Fraudulent Conveyance. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No Purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy of insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(j)     Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k)     Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator and the related Contract.

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(l)     Investment Company Act. The Seller (i) is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a “covered fund,” the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(m)     Compliance with Transaction Documents. The Seller has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party and that are applicable to it.

(n)     Taxes. The Seller has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or has made adequate provision for payment of all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than any taxes or assessments that are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

(o)     Compliance with Applicable Laws. The Seller is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect.

(p)	Licenses and Labor Controversies.

(i)     The Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business unless such failure could not reasonably be expected to have a Material Adverse Effect.

(ii)     There are no labor controversies pending against the Seller that have had (or could be reasonably expected to have) a Material Adverse Effect.

~~(q)     Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Seller’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.~~

~~(r)     OFAC. The Seller has not used and will not use the proceeds of any Purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.~~

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(q)     Sanctions. None of the Seller, any of its Subsidiaries or, to the knowledge of the Seller, any director, officer or employee of the Seller or any of its Subsidiaries is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, Crimea, Cuba, Iran, North Korea and Syria).

(r)     Anti-Corruption. The Seller, its Subsidiaries and, to the knowledge of the Seller, their respective directors, officers and employees, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. The Seller and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws, in all material respects.

(s)     Issuance of Debt or Other Obligations. The Seller has not, does not and will not (i) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act or that may be offered for sale under Rule 144A or a similar exemption from registration under the Securities Act or the rules promulgated thereunder, or (ii) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Kelly for purposes of generally accepted accounting principles.

(t)     Beneficial Ownership Regulation. As of the effective date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the effective date to any Purchaser Agent in connection with this Agreement is true and correct in all respects.

2.     Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a)     Existence and Power. The Servicer is a corporation duly incorporated validly existing and in good standing under the laws of its state of organization, and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such power, authority, licenses, authorizations consents of approvals could not be reasonably expected to have a Material Adverse Effect.

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(b)     Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party including the use of the proceeds of purchase and reinvestment: (i) are within the Servicer’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, approval or other action by or in respect of, and no notice to or filing with, any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) applicable law or regulation, (2) the organizational documents or bylaws of the Servicer or (3) any judgment, award, injunction, order, writ, or decree or agreement or other instrument binding upon the Servicer or (B) result in the creation or imposition of any lien (other than in favor of the Administrator under the Transaction Documents) on assets of the Servicer or any of its Subsidiaries. This Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer.

(c)     Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)    Accuracy of Information. All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made not misleading.

(e)     Actions, Suits and Proceedings. Except as set forth in Schedule IV or as otherwise disclosed in its publicly available SEC filings, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or governmental body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f)     No Material Adverse Effect, Unmatured Termination Event or Termination Event. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect with respect to the Servicer. No event has occurred and is continuing or would result from a Purchase in respect of the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

(g)     Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator and the related Contract.

(h)     Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

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(i)     Financial Information. The balance sheets of Kelly and its consolidated Subsidiaries at ~~October~~December ~~2~~30, ~~2016~~2018, and the related statements of income and retained earnings for the Fiscal Year then ended, copies of which have been made publicly available, certified by its independent accountants, fairly present in all material respects the financial condition of Kelly and its consolidated Subsidiaries at such date and the results of the operations of Kelly and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(j)     Compliance with Transaction Documents. The Servicer has complied in all material respects with all terms, covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party and that are applicable to it.

(k)     Taxes. The Servicer has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or has made adequate provision for payment of all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than any taxes or assessments that are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

(l)     Compliance with Applicable Laws. The Servicer is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect.

(m)     Licenses and Labor Controversies.

(i)     The Servicer has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business unless such failure could not reasonably be expected to have a Material Adverse Effect.

(ii)     There are no labor controversies pending against the Servicer that have had (or could be reasonably expected to have) a Material Adverse Effect.

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(n)     ~~Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.~~Sanctions and Anti-Corruption Laws. None of the Servicer, any of its Subsidiaries or, to the knowledge of the Servicer, any director, officer or employee of the Servicer or any of its Subsidiaries is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly or controlled by persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, Crimea, Cuba, Iran, North Korea and Syria). The Servicer, its Subsidiaries and, to the knowledge of the Servicer, their respective directors, officers and employees, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law, in all material respects. The Servicer and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws, in all material respects.

3.     Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

(a)     The Receivables.

(i)     Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii)     Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii)     Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim.

(iv)     Perfection and Related Security. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper.”

(v)     Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator to cause), within ten (10) days after the Initial Closing Date, the filing of financing statements described in clause (iv) above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator” or similar words to that effect. The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

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(b)     The Lock-Box Accounts.

(i)     Nature of Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)     Ownership. The Seller owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

(iii)     Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed, following the delivery of a notice of control by the Administrator, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

(c)     Priority.

(i)     Other than the transfer of the Receivables to the Seller and the Administrator under the Sale Agreement and this Agreement, respectively, and/or the security interest granted to the Seller and the Administrator pursuant to the Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.

(ii)     The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer or any Originator~~, other than any judgment, ERISA or tax lien filing~~ that (x) in the case of the Seller (A) has ~~not~~ been outstanding for greater than 30 days from the earlier of such ~~Person’s~~Persons knowledge or notice thereof, (~~B~~b) is ~~less than~~ $250,000 or more and (C) ~~does not~~ otherwise ~~give~~gives rise to a Termination Event under clause (k) of Exhibit V to this Agreement or (y) in the case of the Servicer or any Originator, (A) could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer or the Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (B) otherwise gives rise to a Termination Event under clause (k) of Exhibit V to this Agreement.

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(iii)     The Lock-Box Accounts are not in the name of any person other than the Seller or the Administrator. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator and, prior to the occurrence and continuation of a Termination Event and the delivery of a notice of control by the Administrator, the Servicer.

(d)     Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 3 shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.

(e)     No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes of such Conduit Purchaser, waive any of the representations set forth in this Section 3; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section 3, and shall not, without obtaining a confirmation of the then-current rating of such Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section 3.

(f)     Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator, until such time as the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full.

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4.     Ordinary Course of Business. Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.

5.     Reaffirmation of Representations and Warranties. On the date of each Purchase and/or reinvestment hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV

COVENANTS

1.     Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a)     Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

(i)     Annual Reporting. Promptly upon completion and in no event later than 120 days after the close of each Fiscal Year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(ii)     Information Packages. As soon as available and in any event not later than two (2) Business Days prior to the Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month.

(iii)    Shareholders Statements and Reports and SEC Filings. Promptly upon the furnishing thereof to the shareholders of the Seller copies of all financial statements, reports and proxy statements so furnished.

(iv)     Delivery of Financial Information. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Seller or any of its respective Affiliates files with the SEC.

(v)     Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrator or any Purchaser Agent, copies of the same.

(vi)     Change in Credit and Collection Policy. (A) At least thirty (30) days prior to the effectiveness of any change in or amendment to any Credit and Collection Policy as set forth in the first sentence of Section 1(i) of Exhibit IV, notice of such change or amendment.

(vii)     Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.

(b)     Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)     Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event.

(ii)   Judgments and Proceedings. (A) (1) The entry of any judgment or decree against Kelly or any of Kelly’s Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Person and its Subsidiaries, as the case may be, exceeds $~~15,000,000~~25,000,000 after deducting (I) the amount with respect to which such Person or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which such Person or any such Subsidiary, as the case may be, is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Administrator, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Kelly or any of Kelly’s Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

(iii)   Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iv)    Notice of Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event.

~~(v)     Defaults Under Other Agreements. The occurrence of a default or an event of default under any agreement pursuant to which either the Seller, Kelly or any of Kelly’s Subsidiaries is a debtor or an obligor, which could reasonably be expected to have a Material Adverse Effect.~~

(v)     ~~(vi)~~      Notices under Sale Agreement. Copies of all notices delivered under the Sale Agreement.

(vi)     ~~(vii)~~ Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(vii)     ~~(viii)~~ ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of material liability on the Seller and/or any such Affiliate.

(viii)     ~~(ix)~~      Name Changes. At least thirty (30) days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(ix)     ~~(x)~~      Material Adverse ~~Change~~Effect. Promptly after the occurrence thereof, notice of a Material Adverse ~~Change~~Effect in respect of the Seller, the Servicer, Kelly or any of their respective Subsidiaries.

(x)     Beneficial Ownership Regulation. Promptly, (x) such other information respecting the business, properties, operations or condition, financial or otherwise, of the Seller or any of their respective Subsidiaries as any Purchaser Agent or the Administrator may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrator or any Purchaser Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

(c)     Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d)     Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e)     Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, at any time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters; provided, that so long as no Termination Event has occurred and is continuing such examinations and visits shall not exceed one (1) per year and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, that so long as no Termination Event has occurred and is continuing, the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year. For the avoidance of doubt, the Administrator may require examinations and audits in addition to the examinations and audits specified in clause (i) and clause (ii) above, but the expense of any such additional examination or audit shall be borne by the Administrator and not the Seller.

(f)     Payments on Receivables, Accounts. The Seller will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account. If any such payments or other Collections are received by the Seller or an Originator, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add or replace, and shall only permit an Originator to add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ prior notice to and with the prior written consent of the Administrator.

(g)     Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.

(h)     Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2(a) of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto, without the prior written consent of the Administrator. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(i)     Change in Business. The Seller will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator. The Seller shall not make any change in any Credit and Collection Policy without giving written notice thereof to the Administrator prior to the last day of each Fiscal Quarter in which such change in or amendment to any Credit and Collection Policy occurs.

(j)     Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to enter into a plan of division, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than Kelly and thereby cause Kelly’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof and at least ten (10) days prior to such change, deliver to the Administrator all financing statements, instruments and other documents requested by the Administrator in connection with such change or relocation. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)     Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent may reasonably request.

(l)     Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Manager”.

(m)     Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(i)     Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

(iii)     The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than $15,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(n)     Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

(o)     Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.

(p)     Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $15,000,000.

(q)     Further Assurances. The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or reasonably desirable, or that the Administrator or the Purchaser Agents may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator or the Purchaser Agents to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrator or the Purchaser Agents, at its own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator or the Purchaser Agents may reasonably request, to perfect, protect or evidence any of the foregoing. The Seller authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(r)     ~~Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to pay any amounts due hereunder will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.~~Sanctions; Anti-Corruption Laws. The Seller will maintain in effect policies and procedures reasonably designed to promote compliance by the Seller, its Subsidiaries, and their respective directors, officers and employees with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

2.     Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired or the date all other amounts owed by the Seller or the Servicer under this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a)     Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP as in effect in the appropriate jurisdiction, and the Servicer shall furnish or cause to be furnished to the Administrator and each Purchaser Agent or, in the case of any of clauses (i) or (ii) below, make publicly available:

(i)     Annual Reporting. Promptly upon completion and in no event later than 120 days after the close of each Fiscal Year of Kelly, annual audited financial statements of Kelly and its consolidated subsidiaries certified by independent certified public accountants selected by Kelly but reasonably acceptable to the Administrator and each such Purchaser Agent, prepared in accordance with GAAP, including consolidated balance sheets as of the end of such period, and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows for such Fiscal Year, setting forth, in each case, in comparative form, the figures for the previous Fiscal Year.

(ii)     Quarterly Reporting. Promptly upon completion and in no event later than 60 days after the close of each Fiscal Quarter of Kelly, unaudited financial statements of Kelly certified by a designated financial officer of Kelly prepared in accordance with GAAP, including consolidated balance sheets of Kelly as of the end of such period, and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows for such ~~Fiscal Quarter, setting forth, in each case, in comparative form, the figures for the previous~~ Fiscal Quarter.

(iii)     Compliance Certificates. Together with the annual report required above, a compliance certificate in form and substance acceptable to the Administrator and each Purchaser Agent signed by its chief accounting officer or treasurer solely in their capacities as officers of Kelly stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.

(iv)     Information Packages. As soon as available and in any event not later than two (2) Business Days prior to the Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month.

~~(v)          Shareholders Statements and Reports and SEC Filings. Promptly upon the furnishing thereof to the shareholders of Kelly copies of all financial statements, reports and proxy statements so furnished.~~

(v)     ~~(vi)~~      Delivery of Financial Information. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Seller, Kelly or any of their respective Affiliates files with the SEC.

(vi)     ~~(vii)~~ Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrator or any Purchaser Agent, copies of the same.

(vii)     ~~(viii)~~ Change in Credit and Collection Policy. (A) At least thirty (30) days prior to the effectiveness of any change in or amendment to any Credit and Collection Policy as set forth in the first sentence of Section 2(g) of Exhibit IV, notice of such change or amendment.

(viii)     ~~(ix)~~      Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.

(ix)     ~~(x)~~      Public Reports. Documents required to be delivered pursuant to this Section 2(a) (to the extent such documents are included otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Kelly post such documents, or provides a link thereto on Kelly’s website on the Internet at kellyservices.com; or (ii) on which such documents are posted on Kelly’s behalf on an Internet or intranet website, if any, to which the Administrator, any Purchaser Agents or any Purchaser has access (whether a commercial, third party website or whether sponsored by the Administrator); provided, that (i) Kelly shall deliver paper copies of such documents to the Administrator, any Purchaser Agents or any Purchaser that requests in writing that Kelly deliver such paper copies until a written request to cease delivering such paper copies is given by the Administrator, any Purchaser Agents or such Purchaser and (ii) Kelly shall notify the Administrator (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrator by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein to the contrary, the Servicer shall be required to provide paper copies of Information Packages and Officer’s Certificates required by Sections 2(a)(iii) and 2(a)(iv), respectively.

(b)     Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)     Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event.

(ii)     Judgments and Proceedings. (A) (1) The entry of any judgment or decree against Kelly or any of Kelly’s Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Person and its Subsidiaries, as the case may be, exceeds $~~15,000,000~~25,000,000 after deducting (I) the amount with respect to which such Person or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which such Person or any such Subsidiary, as the case may be, is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Administrator, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Kelly or any of Kelly’s Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

(iii)     Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iv)     Notice of Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event.

~~(v)          Defaults Under Other Agreements. The occurrence of a default or an event of default under any agreement pursuant to which either the Seller, Kelly or any of Kelly’s Subsidiaries is a debtor or an obligor, which could reasonably be expected to have a Material Adverse Effect.~~

(v)     ~~(vi)~~      Notices under Sale Agreement. Copies of all notices delivered under the Sale Agreement.

(vi)     ~~(vii)~~ Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(vii)     ~~(viii)~~ ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that Kelly or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that Kelly or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which Kelly or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of material liability on Kelly and/or any such Affiliate.

(viii)     ~~(ix)~~      Name Changes. At least thirty (30) days before any change in Kelly’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(ix)     ~~(x)~~      Material Adverse ~~Change~~Effect. Promptly after the occurrence thereof, notice of a Material Adverse ~~Change~~Effect in respect of the Seller, the Servicer, Kelly or any or their respective Subsidiaries.

(c)     Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d)     Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e)     Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, at any time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters; provided, that so long as no Termination Event has occurred and is continuing such examinations and visits shall not exceed one (1) per year and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided, that so long as no Termination Event has occurred and is continuing, the Servicer shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year. For the avoidance of doubt, the Administrator may require examinations and audits in addition to the examinations and audits specified in clause (i) and clause (ii) above, but the expense of any such additional examination or audit shall be borne by the Administrator and not the Servicer.

(f)     Payments on Receivables, Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ prior notice to and with the prior written consent of the Administrator.

(g)     Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2(a) of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto, without the prior written consent of the Administrator. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(h)     Change in Business. The Servicer will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator. The Servicer shall not make any change in any Credit and Collection Policy without giving written notice thereof to the Administrator prior to the last day of each Fiscal Quarter in which such change in or amendment to any Credit and Collection Policy occurs.

(i)     Records. The Servicer will maintain, implement and keep (i) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of, and adjustments to, each existing Pool Receivable). The Servicer will give the Administrator prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to Administrator on or before the date hereof as the Servicer’s then existing or planned administrative and operating procedures for collecting Receivables.

(j)     Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent may reasonably request.

(k)     ~~Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to pay any amounts due hereunder will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event.~~Sanctions; Anti-Corruption Laws. The Servicer will maintain in effect policies and procedures reasonably designed to promote compliance by the Servicer, its Subsidiaries, and their respective directors, officers and employees with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

3.     Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Kelly, the Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Kelly, any Originator and any other Person, and is not a division of Kelly, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

(a)     The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)     The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Kelly, any Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

(c)     At all times have a Board of Managers and not less than one member of Seller’s Board of Managers shall be an individual who (A) has (1) prior experience as an Independent Director or Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors or Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (B) is reasonably acceptable to the Administrator as evidenced in a writing executed by the Administrator (it being understood and agreed that any equity owner, manager or employee of Global Securitization Services, LLC or Lord Securities Corporation is hereby consented to by the Administrator), (C) is not, and has not been for a period of five years prior to his or her appointment as an Independent Manager of the Seller: (1) a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of Kelly or any of its respective Affiliates, (2) a director, officer, employee, partner, attorney or consultant of Kelly or any of its Affiliates (Kelly and its Affiliates other than the Seller being hereinafter referred to as the “Parent Group”), (3) a person related to any person referred to in clauses (1) or (2) above, (4) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director or (5) a trustee, conservator or receiver for any member of the Parent Group and (D) shall not at any time serve as a trustee in bankruptcy for the Seller, Kelly or any Affiliate thereof (such an individual meeting the requirements set forth above, the “Independent Manager”) and causing its limited liability company agreement to provide that (w) at least one member of the Seller’s Board of Managers shall be an Independent Manager, (x) the Seller’s Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller’s Board of Managers (which vote shall include the affirmative vote of all Independent Managers) shall approve the taking of such action in writing prior to the taking of such action, (y) the Seller’s Board of Managers shall not vote on any matter requiring the vote of its Independent Managers under its certificate of incorporation unless and until at least one Independent Manager is then serving on the Seller’s Board of Managers and (z) the provisions requiring an Independent Manager and the provision described in clauses (x) and (y) of this paragraph (c) cannot be amended without the prior written consent of each Independent Manager (it being understood that, as used in this paragraph (c), “control” means the possession directly or indirectly of the power to direct or cause the direction of management policies or activities of a person or entity whether through ownership of voting securities, by contract or otherwise);

(d)     The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Seller, Kelly, any Originator or any of their respective Affiliates;

(e)     The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)     Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Kelly or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(g)     The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with Kelly or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Kelly, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h)     The Seller’s operating expenses will not be paid by Kelly or any Originator or any Affiliate thereof;

(i)     The Seller’s books and records will be maintained separately from those of Kelly, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(j)     All financial statements of Kelly or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of Kelly or the Originators or any other Affiliates of Kelly or the Originators;

(k)     The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Kelly, the Originators or any Affiliates thereof;

(l)     The Seller will strictly observe corporate formalities in its dealings with Kelly, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Kelly, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Kelly or any Affiliate thereof (other than Kelly in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Kelly, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(m)     The Seller will maintain arm’s-length relationships with Kelly, the Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor Kelly or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Kelly and the Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(n)     The Seller shall have a separate area from Kelly and each Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

(o)     To the extent not already covered in paragraphs (a) through (p) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a)     (i)     the Seller, Kelly, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for ten (10) days after the earlier of any such Person’s actual knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days;

(b)     Kelly (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that Kelly (or such Affiliate) then has as Servicer;

(c)     any representation or warranty made or deemed made by the Seller, the Servicer or any Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by the Seller, the Servicer or any Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for ten (10) days after the earlier of such Person’s actual knowledge or notice thereof;

(d)     the Seller or the Servicer shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;

(e)     this Agreement (and each Lock-Box Agreement, as applicable) or any Purchase pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

(f)     the Seller, Kelly, the Servicer or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Kelly, the Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Kelly, the Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

V-1

(g)     (i)     the (A) Default Ratio shall exceed 4.0%, or (B) Delinquency Ratio shall exceed 10.0%, (ii) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.5%, (B) the Delinquency Ratio shall exceed 8.0%, or (C) the Dilution Ratio shall exceed 6.0% or (iii) the Days’ Sales Outstanding exceeds ~~60~~65 days;

(h)     a Change in Control shall occur;

(i)     the Purchased Interest (determined in accordance with Section 1.4(b)(ii)) shall exceed 100% for two (2) Business Days;

(j)     a “Default” (as such term is defined in the Credit Agreement) pursuant to Section 7.5 of the Credit Agreement shall occur (without giving effect to any amendment, supplement, modification or waiver as such Section 7.5 (or any defined term used in such Section 7.5) to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented), provided, however, that if PNC is no longer a lender thereunder, at the request of the Administrator or any Purchaser Agent, the Termination Event set forth in this clause (j) shall be amended in a form and substance acceptable to the Administrator, the Purchaser Agents and the Seller, within thirty (30) days of PNC no longer being a lender under the Credit Agreement; or

(k)     either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, any Originator, Kelly or any ERISA Affiliate.

V-2

EXHIBIT VI

CLOSING MEMORANDUM

See attached.

SCHEDULE I

CREDIT AND COLLECTION POLICY

(Attached)

Schedule I-1

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Schedule II-1

SCHEDULE III

[Reserved.]

Schedule III-1

SCHEDULE IV

ACTIONS AND PROCEEDINGS

NONE

Schedule IV-1

SCHEDULE V

FISCAL CALENDAR

(Attached)

Schedule V-1

ANNEX A

FORM OF INFORMATION PACKAGE

(Attached)

Annex A-1

ANNEX B

FORM OF PURCHASE NOTICE

(Attached)

Annex B-1

ANNEX C

FORM OF ASSUMPTION AGREEMENT

Dated as of [__________ __, 20__]

THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [______ __, ____], is among KELLY RECEIVABLES FUNDING, LLC (the “Seller”), [________], as purchaser (the “[_____] Conduit Purchaser”), [________], as the related committed purchaser (the “[______] Related Committed Purchaser”), [________], as related LC participant (the “[_____] LC Participant” and together with the Conduit Purchaser and the Related Committed Purchaser, the “[_____] Purchasers”), and [________], as agent for the [_____] Purchasers (the “[______] Purchaser Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).

BACKGROUND

The Seller and various others are parties to that certain First Amended and Restated Receivables Purchase Agreement dated as of December 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers] [the [______] Related Committed Purchaser][______] related LC Participant] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [________] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] Related Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] related LC Participant hereto].

Seller hereby represents and warrants to the [________] Purchasers as of the date hereof, as follows:

(i) the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or an Unmatured Termination Event; and

Annex C-1

(iii) the Facility Termination Date has not occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [______] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [______] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] Related Committed Purchaser hereto][the [______] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] related LC Participant hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 5. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(signatures commence on following page)

Annex C-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________], as a Conduit Purchaser

By:
Name:
Title:

[Address]

[___________], as a Related Committed Purchaser

By:
Name:
Title:

[Address]
[Commitment]

[___________], as a related LC Participant

By:
Name:
Title:

[Address]
[Commitment]

[_______], as Purchaser Agent for [______]

By:
Name:
Title:

[Address]

Annex C-3

KELLY RECEIVABLES FUNDING, LLC, as Seller

By:

Name:

Title:

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:

Name:

Title:

Address:     PNC Bank, National Association

 The Tower at PNC Plaza

 300 Fifth Avenue

 Pittsburgh, PA 15222

 Attention: Robyn Reeher

 Facsimile: 412-705-1225

 Email: ABFAdmin@pnc.com

             robyn.reeher@pnc.com

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:

Name:

Title:

Address:     PNC Bank, National Association

 The Tower at PNC Plaza

 300 Fifth Avenue

 Pittsburgh, PA 15222

 Attention: Robyn Reeher

 Facsimile: 412-705-1225

 Email: ABFAdmin@pnc.com

             robyn.reeher@pnc.com

[THE PURCHASER AGENTS]

By:

Name:

Title:

[Address]

Annex C-4

ANNEX D

FORM OF TRANSFER SUPPLEMENT

Dated as of [_______ __, 20__]

Section 1.

Commitment assigned:	$
Assignor’s remaining Commitment:	$
Capital allocable to Commitment assigned:	$
Assignor’s remaining Capital:	$
Discount (if any) allocable to Capital assigned:	$
Discount(if any) allocable to Assignor’s remaining Capital:	$

Section 2.

Effective Date of this Transfer Supplement: [__________]

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the First Amended and Restated Receivables Purchase Agreement, dated as of December 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among KELLY RECEIVABLES FUNDING, LLC, as Seller, KELLY SERVICES, INC., as initial Servicer, the various Purchasers, Purchaser Agents and LC Participants from time to time party thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

Annex D-1

ASSIGNOR:     [_________], as a Related Committed Purchaser

By:

Name:

Title:

ASSIGNEE:     [_________], as a Purchasing Related Committed Purchaser

By:

Name:

Title:

[Address]

Accepted as of date first above

written:

[___________], as Purchaser Agent for

the [______] Purchaser Group

By:_________________________

Name:____________________

Title:___________________

Annex D-2

ANNEX E

FORM OF PAYDOWN NOTICE

(Attached)

Annex E-1

ANNEX F

FORM OF LETTER OF CREDIT APPLICATION

(Attached)

Annex F-1